Exhibit 10.1

Basic Lease Information

715-735 SYCAMORE DRIVE

The following is a summary of lease information that is referred to in the Lease (as defined below).  To the extent there is any conflict between the provisions of this summary and any more specific provision of the Lease, such more specific provision shall control.

LEASE EFFECTIVE DATE:	March 16, 2012

LANDLORD:	SYCAMORE DRIVE HOLDINGS, LLC, a California limited liability company

ADDRESS OF LANDLORD:	c/o Nearon Enterprises 500 La Gonda Way Suite 210 Danville, California 94526 With a copy to: Orchard Commercial 2055 Laurelwood Road, Suite 130 Santa Clara, CA 95054

TENANT:	OMNICELL, INC., a Delaware corporation

ADDRESS OF TENANT:	At the Premises Attn: General Counsel With a copy to: Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 Attn: Anna B. Pope

PREMISES:
	Premises	Rentable Square Footage

	735 Sycamore Drive Milpitas, California 95035 as identified on Exhibit A attached hereto	46,307 r.s.f.

BUILDING:	715-735 Sycamore Drive Milpitas, California 95035 (Total Building: 90,254 r.s.f.; Total Project: 197,604 r.s.f.)

LEASE TERM:	Five (5) years, subject to extension in accordance with the Extension Option contained in the Rider No. 1 to Lease for one (1), five (5) year term

i

POSSESSION DATE:

The date that Landlord delivers possession of the Premises to Tenant with Landlord’s Work (as defined in Exhibit D attached hereto) Substantially Complete (as defined in Paragraph 4(c) below), provided, however, for each day of Tenant Delay (as defined in Exhibit D attached hereto), the Possession Date shall be one (1) day earlier than the date that Landlord actually delivers possession of the Premises to Tenant with Landlord’s Work Substantially Complete.

COMMENCEMENT DATE:

The earlier of (i) the date that is the later of (1) One Hundred Fifty (150) days after the Possession Date, and (2) October 1, 2012, and (ii) the date that Tenant commences business operations at the Premises

EXPIRATION DATE:	The date that immediately precedes the fifth (5th ) annual anniversary of the Commencement Date

RENT:	(i) The Commencement Date through the date that immediately precedes the first annual anniversary of the Commencement Date (the “1 Year Anniversary”)	$28,479.00 (per month); $341,748.00 (per year);

	(ii) For the period commencing on the 1 Year Anniversary through the day immediately preceding the second annual anniversary of the Commencement Date occurs (the “2 Year Anniversary”);	$29,333.37 (per month); $352,000.44 (per year);

	(iii) For the period commencing on the 2 Year Anniversary through the day immediately preceding the third annual anniversary of the Commencement Date (the “3 Year Anniversary”);	$30,213.37 (per month); $362,560.44 (per year);

	(iv) For the period commencing on the 3 Year Anniversary through the day immediately preceding the fourth annual anniversary of the Commencement Date (the “4 Year Anniversary”);	$31,119.77 (per month); $373,437.24 (per year);

	(v) For the period commencing on the 4 Year Anniversary through the Expiration Date.	$32,053.37 (per month); $384,640.44 (per year);

PERMITTED USE:	Distribution, manufacturing, light assembly, general executive and administrative office and other legally permitted uses, subject to Paragraph 6 of the Lease

SECURITY DEPOSIT:	$32,053.44

TENANT’S PERCENTAGE SHARE:

Fifty-One and Three-Tenths Percent (51.3%) (with respect to Operating Expenses [as such term is defined in Exhibit B hereto] allocated by Landlord on a Building specific basis) and Twenty-Three and Four-Tenths Percent (23.4%) (with respect to Operating Expenses and Property Taxes [as such term is defined in Exhibit B hereto] allocated by Landlord on a Development wide basis).

UNRESERVED PARKING SPACES	Tenant shall have access to Eighty-Seven (87) unreserved parking spaces.

LANDLORD’S BROKER:	CBRE

TENANT’S BROKER:	Colliers International

ATTACHMENTS:	Exhibit A	—	Floor Plan
	Exhibit B	—	Operating Expenses and Property Taxes
	Exhibit C	—	Rules And Regulations
	Exhibit D	—	Landlord’s Work
	Exhibit E	—	Tenant Improvement Work Letter
	Exhibit F	—	Subordination, Non-Disturbance and Attornment Agreement
	Exhibit G	—	Commencement Letter
	Exhibit H	—	Possession Confirmation Letter
	Rider No. 1	—	Extension Option

TABLE OF CONTENTS

1.	LEASE EFFECTIVE DATE AND PARTIES	1
2.	PREMISES, COMMON AREA AND PARKING	1
3.	TERM	2
4.	DELIVERY OF POSSESSION	2
5.	RENT	3
6.	USE	4
7.	OPERATING EXPENSES AND TAXES	6
8.	RULES AND REGULATIONS	7
9.	ASSIGNMENT AND SUBLETTING	7
10.	LIABILITY OF LANDLORD	9
11.	MAINTENANCE AND REPAIRS	10
12.	SERVICES	11
13.	ALTERATIONS	11
14.	INSURANCE, INDEMNIFICATION AND EXCULPATION	13
15.	DESTRUCTION	15
16.	ENTRY	15
17.	EVENTS OF DEFAULT	16
18.	TERMINATION UPON DEFAULT	17
19.	CONTINUATION AFTER DEFAULT	17
20.	OTHER RELIEF	17
21.	LANDLORD’S RIGHT TO CURE DEFAULT	17
22.	ATTORNEY’S FEES	18
23.	NO WAIVER	18
24.	NOTICES	18
25.	EMINENT DOMAIN	18
26.	LATE CHARGE/RETURNED CHECKS	19
27.	TENANT STATUS AND COMPLIANCE	19
28.	SIGNAGE	20
29.	ESTOPPEL CERTIFICATE/FINANCIAL STATEMENTS	20
30.	SURRENDER	20
31.	HOLDING OVER	21
32.	FUTURE CONSTRUCTION	21
33.	SECURITY DEPOSIT	21
34.	SUBORDINATION	22
35.	INABILITY TO PERFORM	22
36.	CORPORATE AUTHORITY	23
37.	MISCELLANEOUS	23
38.	BROKER	24

1.                                      LEASE EFFECTIVE DATE AND PARTIES.

THIS LEASE (this “Lease”) is dated and executed as of the Lease Effective Date provided in the Basic Lease Information.  PRIOR TO THE DATE THIS LEASE IS EXECUTED BY LANDLORD, THE TERMS OF THIS LEASE SHALL NOT BE BINDING ON LANDLORD AND, UNTIL SIGNED BY LANDLORD, THIS DOCUMENT SHALL BE CONSTRUED ONLY AS AN OFFER BY TENANT TO LEASE THE PREMISES.  UNTIL SIGNED BY BOTH LANDLORD AND TENANT, NEITHER PARTY SHALL HAVE ANY OBLIGATION OF ANY KIND TO ANY OF THE PARTIES INVOLVED IN MAKING THIS OFFER TO LEASE THE PREMISES.

This Lease is made and entered into as of the Lease Effective Date by and between SYCAMORE DRIVE HOLDINGS, LLC, a California limited liability company (“Landlord”) and OMNICELL, INC., a Delaware corporation (“Tenant”).

2.                                      PREMISES, COMMON AREA AND PARKING.

(a)                                 Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, for the term and subject to the covenants and conditions hereinafter set forth, to all of which Landlord and Tenant agree, those certain premises (“Premises”) identified in the Basic Lease Information and approximately shown on Exhibit A attached to this Lease and hereby made a part hereof, and comprising a portion of that certain building owned by Landlord (“Building”) located at 715-735 Sycamore Drive, Milpitas, California.  The Building and the Common Areas (as that term is hereinafter defined), and the land upon which the same are located, as included from time to time by Landlord, are herein collectively referred to as the “Development”.  Tenant shall have the right to use, in common with others, the Common Areas that are designated by Landlord in its sole discretion for common use by occupants of the Development as an incident to and for purposes directly relating to its occupancy of the Premises for the Permitted Use identified in the Basic Lease Information.  The term “Common Areas” is defined as all areas and facilities outside the Building and/or within the exterior boundary line of the Development that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and of other occupants of the Development, and their respective employees, suppliers, shippers, customers, contractors and invitees, including but not limited to parking areas (to the extent not otherwise restricted by this Lease), loading and unloading areas, trash areas, roadways, sidewalks, walkways, ramps, driveways and landscaped areas.  Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas.  The exterior walls of the Building, and any space in the Premises used for structural columns, pipes, conduits, ducts, plumbing and waste lines, electric or other utilities, or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

(b)                                 The rentable square footage of the Premises has been determined in accordance with BOMA’s Standard Method of Measuring Floor Area in Industrial Buildings (BOMA 2004), utilizing the Drip Line Methodology as modified by Landlord for uniform use at the Building (the “BOMA Standard”).  Tenant’s Percentage Share has been determined by taking the quotient arrived at by dividing the number of rentable square feet of the Premises provided in the Basic Lease Information by the number of the rentable square foot of the Building (with respect to Operating Expenses allocated by Landlord on a Building specific basis) and the Development (with respect to Operating Expenses and Property Taxes allocated by Landlord on a Development wide basis), as the case may be, in each case determined in accordance with the BOMA Standard, and multiplying said quotient by 100.  The square footage figures contained in this Lease are final and binding on the parties, and shall not be subject to remeasurement except in the case of a change in the physical size of the Premises, the Building or the Development.

(c)                                  So long as no uncured Event of Default has been declared hereunder and subject to the Project Rules (as defined in Paragraph 8), Tenant shall be entitled to use the number of Unreserved Parking Spaces specified in the Basic Lease Information on an unreserved basis located in those portions of the Common Areas designated from time to time by Landlord for parking (the “Parking Facility”) at no charge.  Tenant shall not use more parking spaces than said number.  Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles (including pick-up trucks with campers), herein called “Permitted Size Vehicles.”  Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord in the Project Rules.

Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described in this Lease or in any Project Rules then in effect, Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.  Tenant acknowledges that Landlord does not provide any policing or reconnaissance services associated with the Parking Facility and that Tenant is delegated the sole responsibility for employee safety for access to and from the Premises and the parking of motor vehicles in the Parking Facility.  Neither Landlord nor any of Landlord’s employees, agents or representatives shall have any liability or responsibility to Tenant or any other party parking in the Parking Facility for any loss or damage that may be occasioned by or may arise out of such parking, including, without limitation, loss of property or damage to person or property from any cause whatsoever, other than to the extent arising from the gross negligence or willful misconduct of Landlord, its agents, employees and/or representatives.  Tenant, in consideration of the parking privileges hereby conferred on Tenant waives, any and all liabilities against Landlord and any of Landlord’s employees, agents and representatives, by reason of occurrences in the Parking Facility and the driveway access and entrances thereto, other than to the extent arising from the gross negligence or willful misconduct of Landlord, its agents, employees and/or representatives.

3.                                      TERM.

The term of this Lease (“Term”) shall be for the period identified in the Basic Lease Information.  The Term shall commence on the Commencement Date and shall end on the Expiration Date.  Landlord and Tenant shall execute a written statement in the form attached hereto as Exhibit G (the “Commencement Letter”), setting forth (i) the Commencement Date and the Expiration Date; and (ii) the other matters referenced in such Commencement Letter.  The enforceability of this Lease shall not be affected and the term of this Lease shall commence on the Commencement Date and end on the Expiration Date whether or not the Commencement Letter is executed.

4.                                      DELIVERY OF POSSESSION.

(a)                                 Subject to the terms of this Paragraph 4, Landlord shall use commercially reasonable efforts (provided that Landlord shall not be obligated to incur over-time charges) to deliver possession of the Premises to Tenant, with Landlord’s Work Substantially Complete, on or before the date that is ninety (90) days after the Lease Effective Date.  Upon Landlord’s delivery of possession of the Premises to Tenant with Landlord’s Work Substantially Complete, Landlord and Tenant shall execute a written statement in the form attached hereto as Exhibit H (the “Possession Confirmation Letter”), setting forth the Possession Date; and (ii) any other matters referenced in such Possession Confirmation Letter.  The enforceability of this Lease shall not be affected and possession of the Premises shall have been delivered to Tenant on the Possession Date, whether or not the Possession Confirmation Letter is executed.  Notwithstanding anything to the contrary contained in this Lease, if Landlord has not delivered the Premises to Tenant, with Landlord’s Work Substantially Complete, on or before the date that is one hundred eighty (180) days after the Lease Effective Date (subject to a day for day delay in such date for each day of Tenant Delay (as defined in Exhibit D attached hereto)), then, until the occurrence of the Possession Date, Tenant shall have the right to terminate this Lease by written notice to Landlord, and upon such termination, Landlord shall return all sums theretofore deposited by Tenant with Landlord, and neither party shall have any further liability to the other.  On and after the occurrence of the Possession Date, Tenant’s termination right described in this Paragraph 4(a) shall be null, void, and irrevocably waived, and any attempt by Tenant to exercise such right on or after the Possession Date shall have no force or effect.

(b)                                 Landlord shall deliver possession of the Premises to Tenant, and Tenant shall accept the same, in its “AS IS” condition (except as provided in Paragraph 4(c) below and Exhibit D hereto), subject to all recorded matters and governmental regulations, and without any representations or warranties of any kind, express or implied, including without limitation, any representation or warranty of present or future condition or compliance with law, or that the Premises or any portion thereof or any improvements constructed or installed by Landlord therein are suitable for Tenant’s use or for the conduct of Tenant’s business.  Tenant agrees that except as provided in Paragraph 4(c) below and Exhibit D hereto, Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Premises or any part thereof or to repair, bring into compliance with Applicable Laws, or improve any condition existing in the Premises as of the Commencement Date.  Any items of personal property located in any portion of the Premises are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including merchantability or suitability for a particular purpose.

(c)                                  Landlord shall construct and install in the Premises Landlord’s Work defined in, and in accordance with, Exhibit D attached hereto.  Except as expressly provided in this Lease (including the Work Letter), Tenant’s initial occupancy of the Premises shall constitute Tenant’s acknowledgment that all Landlord’s Work required under this Lease is Substantially Complete.  “Substantially Complete” or “Substantial Completion” means that Landlord has completed Landlord’s Work, subject only to the performance of minor punchlist items, the completion of which items is not required for Tenant to perform the Tenant Improvements (as defined in Exhibit E hereto).  Landlord’s Work includes causing the existing loading doors and dock levelers serving the Premises and the existing Building Systems (as defined in Paragraph 11 below) serving the Premises (collectively, the “Premises Systems”) to be in good working condition.  For a period of one hundred eighty (180) days after the Possession Date, without charge to Tenant, Landlord shall replace and repair any defect in construction of the Premises Systems or Landlord’s Work upon written notice from Tenant.  Thereafter, Landlord shall have no liability or responsibility with respect to any defect in Landlord’s Work or the Premises Systems, except as expressly set forth in Paragraphs 11 and 15 below.

(d)                                 Subject to the terms of Paragraph 4(c) above and Exhibit D hereto, by its acceptance of possession of the Premises, Tenant shall be deemed conclusively to have accepted the Premises and to have acknowledged that the Premises and the Building were at such time of delivery of possession in good and satisfactory order, condition and repair as required by this Lease.  At Tenant’s sole cost and expense, Tenant shall construct the Tenant Improvements in the Premises in accordance with Tenant Improvement Work Letter attached hereto as Exhibit E.

(e)                                  So long as Tenant has delivered to Landlord evidence of insurance satisfying the requirements of this Lease, and subject to the terms and conditions of this Paragraph 4(e), Landlord shall grant Tenant access to the Premises for the period that commences on the date that Landlord’s Work is Substantially Complete (or such earlier date as the parties may mutually agree) and ends on the date that immediately precedes the Commencement Date (the “Early Occupancy Period”) for the purpose of enabling Tenant and its agents, employees and contractors to install in the Premises the Tenant Improvements, data and telecommunications wiring, equipment, furniture and fixtures, and Tenant’s personal property, except that Tenant shall not conduct business from within the Premises until the Commencement Date.  All of the terms of this Lease shall be binding on and apply to Tenant during the Early Occupancy Period, except that Tenant’s obligation to pay Base Rent (as defined in Paragraph 5(a)(i) below) shall commence on the Commencement Date.

5.                                      RENT.

(a)                                 Tenant shall pay to Landlord the following amounts as rent for the Premises:

(i)            During the Term, commencing on the Commencement Date specified in the Basic Lease Information, Tenant shall pay to Landlord, as base monthly rent, the respective amounts of monthly rent specified in the Basic Lease Information (the “Base Rent”).  If the Commencement Date should occur on a day other than the first day of a calendar month, or if the Expiration Date should occur on a day other than the last day of a calendar month, then the Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month.  Beginning on the Commencement Date, Base Rent is due and payable monthly, in advance, on the first day of each calendar month, except that Base Rent for the first full calendar month of the Term for which Base Rent is payable (the “First Rent Month”) shall be paid upon execution of this Lease.  If the Commencement Date occurs on a day other than the first day of a calendar month, Base Rent for the period from the Commencement Date through the end of said calendar month shall be due and payable on the Commencement Date, and the Base Rent payable upon execution of this Lease shall be credited against the Base Rent due for the First Rent Month as of the first day of such month.

(ii)           Subject to the terms of Paragraph 7 hereof, during each calendar year or part thereof during the Term, Tenant shall pay to Landlord, as additional monthly rent, Tenant’s Percentage Share, as specified in the Basic Lease Information, of all Operating Expenses and all Property Taxes paid or incurred by Landlord in such calendar year or part thereof.  Payments on account of Tenant’s Percentage Share of Operating Expenses and of

Property Taxes, determined in accordance with Paragraph 7, are due and payable monthly together with the payment of Base Rent, beginning on the Commencement Date. “Tenant’s Percentage Share” shall mean the percentage set forth in the Basic Lease Information.

(iii)          Throughout the Term, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated “additional rent.”  As used in this Lease, “rent” shall mean and include all Base Rent, additional monthly rent as described in Paragraph 5(a)(ii) above, and any other additional rent payable by Tenant in accordance with this Lease.

(b)                                 Rent shall be paid to Landlord in lawful money of the United States of America at the following address: 2055 Laurelwood Road, Suite 130, Santa Clara, CA 95054, Attn: Orchard Commercial, or at such other place as Landlord may designate in writing in advance, free from all claims, demands, or set-offs against Landlord of any kind or character whatsoever.

(c)                                  It is the intention of Landlord and Tenant that Base Rent payable under this Lease shall be net of any Operating Expenses and Property Taxes, and that, except as expressly provided in this Lease (including, without limitation, Paragraphs 7, 11 and 15 below), all costs of maintenance and repair of the Premises, or any portion thereof, and/or services provided under this Lease (including, without limitation, utilities and other services furnished to the Premises in accordance with Paragraph 12 of this Lease), and/or repair and maintenance costs of Building Systems and equipment servicing the Premises, shall be payable by Tenant as additional rent, or provided by Landlord to Tenant for the account of, or subject to reimbursement by, Tenant as additional rent.  If and to the extent any taxes are payable by Landlord with respect to the rent payable by Tenant under this Lease (excluding taxes otherwise excluded by the terms of this Lease), Tenant shall pay Landlord an amount, together with the payment of such rent, equal to the taxes accruing thereon.

6.                                      USE.

(a)                                 The Premises shall be used for the purposes identified in the Basic Lease Information (except as limited by Paragraph 6(b) and (c) below), and, subject to the terms of this Lease, uses incidental thereto, and shall be used for no other purpose without the prior written consent of Landlord, which consent, provided the same is consistent with the character of the Development, shall not be unreasonably withheld, conditioned or delayed, but shall otherwise be in the sole discretion of Landlord.  Subject to compliance with the terms of this Lease and the Project Rules, Tenant shall have access to the Premises seven days per week, on a 24-hour per day basis.  Notwithstanding anything in the foregoing to the contrary, in the case of public unrest, a general state of emergency or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors and such action shall not relieve or result in any abatement of Tenant of any obligations under this Lease.  Tenant acknowledges that Landlord does not provide any access control or access monitoring or screening services at the Development, and that responsibility for developing access control and employee and visitor screening procedures and policies with respect to the Premises is delegated solely to Tenant.

(b)                                 Tenant shall not operate any equipment within the Premises that will (i) cause vibration of any structural elements of the Building or generate noise or sounds that can be heard outside of the exterior demising walls of the Premises, (ii) materially damage the Building or the Common Area, (iii) overload existing electrical systems or other mechanical equipment servicing the Building, (iv) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (v) damage, overload or corrode the sanitary sewer system.

(c)                                  As further consideration to Landlord to enter into this Lease, Tenant covenants and agrees as follows:

(i)                                     Except as approved by Landlord, Tenant shall not change the exterior of the Building (which approval may be withheld in Landlord’s sole discretion), or install any equipment, signs or antennas on or make any penetrations of the exterior or roof of the Building (which approval shall not be unreasonably withheld, conditioned or delayed).

(ii)           Tenant shall not commit any waste in or about the Premises.

(iii)          Tenant shall not conduct on any portion of the Premises or the Development any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

(iv)          No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

(d)           Tenant shall not use the Premises or permit anything to be done in or about the Premises or the Building which will in any way conflict with any present or future law, statute, ordinance, code, rule regulation, requirement, license, permit, certificate, judgment, decree, order or direction of any present or future governmental or quasi-governmental authority, agency, department, board, panel or court, or the provisions of any covenants, conditions, restrictions, easements, development agreements, mortgages or deeds of trust, ground leases, rights of way, and other matters or documents recorded against Landlord’s title (singularly and collectively “Applicable Laws”).  Tenant shall, at its expense, promptly comply with all Applicable Laws (including, without limitation, the Federal Americans with Disabilities Act (as it affects Tenant’s operations within the Premises or as it is triggered by the Tenant Improvements), and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises.  It is the intent of the parties to allocate to Tenant the cost of compliance of any and all Applicable Laws, including, without limitation the cost of compliance with any such Applicable Laws to the extent compliance therewith is triggered by any Alterations performed by Tenant, regardless of the existing condition of the Premises, the cost of compliance or the foreseeability of the enactment or application of the Applicable Laws to the Premises.  Notwithstanding the foregoing, (i) Tenant shall not be required to make structural changes to the Premises or modify the outside path of travel to the Building unless they arise or are required because of or in connection with Tenant’s specific use of the Premises, or the type of business conducted by Tenant in the Premises, or Tenant’s Alterations (including any Tenant Improvements), or Tenant’s acts or omissions, (ii) nor shall Tenant have any responsibility for the costs of compliance with Applicable Laws relating to Hazardous Substances not introduced to the Premises by Tenant.  Tenant shall obtain and maintain in effect during the Term all licenses and permits required for the proper and lawful conduct of Tenant’s business in the Premises, and shall at all times comply with such licenses and permits.

(e)           Supplementing the provisions of Paragraph 6(d) above, Tenant shall not use or permit the generation, possession, storage, use, transportation, or disposal of any Hazardous Substances in, on or from the Premises, other than the use of any ordinary and customary materials in quantities reasonably required to be used by Tenant in the normal course of Tenant’s business as permitted under the terms of Paragraph 6(a) above, and so long as such use is not a Reportable Use (as hereinafter defined) that has not been approved by Landlord in writing.  The term “Hazardous Substances” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any federal, state or local governmental or quasi-governmental authority, agency, department, board, panel or court under any Applicable Laws, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof.  Tenant shall not engage in any activity in, on or about the Premises, the Building or any other part of the Development which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and any such use shall be in compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Laws.  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with any governmental authority.  Reportable Use shall also include Tenant being responsible for the presence in, on or about the Premises, Building or any other part of the Development of a Hazardous Substance with respect to which any

Applicable Law requires that a notice be given to persons entering or occupying the Premises, Building or Development or neighboring properties.  If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, Building or Development, other than as permitted by the terms of this Paragraph 6(d), Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises.

7.                                      OPERATING EXPENSES AND TAXES.

The additional monthly rent payable pursuant to Paragraphs 5(a)(ii) hereof shall be calculated and paid in accordance with the following procedures:

(a)                                 On or before the Commencement Date and the first day of each subsequent calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s reasonable estimate of the amounts payable by Tenant under Paragraph 5(a)(ii) hereof for the ensuing calendar year.  On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord one-twelfth of such estimated amounts.  If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord’s current estimate, adjusted, as determined by Landlord, so that the subsequent monthly installments payable by Tenant hereunder through the end of the calendar year shall reimburse Landlord for all amounts payable by Tenant under Paragraph 5(a)(ii) hereof.  If at any time it appears to Landlord that the amounts payable under Paragraph 5(a)(ii) hereof (including, without limitation, unbilled or underbilled amounts not charged by Landlord for the period of said calendar year prior to said notice) for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, revise Landlord’s estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

(b)                                 Within one hundred twenty (120) days after the end of each calendar year during the Term of this Lease or as soon after such date as practicable, Landlord shall give Tenant a written statement of the amounts payable under Paragraph 5(a)(ii) hereof for the prior calendar year certified by Landlord.  If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, provided no Event of Default shall then exist under this Lease or if this Lease has previously been terminated or the Term expired, no Event of Default shall have existed under this Lease as of said termination or expiration date, Landlord shall, at its option, either refund or credit the excess to Tenant within thirty (30) days of the date of such statement.  If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement and payment of such deficiency shall be a condition precedent to Tenant’s rights to inspect Landlord’s books pursuant to Paragraph 7(d) below.  Failure by Landlord to give any notice or statement to Tenant under this Paragraph 7 shall not waive Landlord’s right to receive, or Tenant’s obligation to pay, the amounts payable by Tenant under Paragraph 5(a)(ii) hereof.

(c)                                  If the Term ends on a day other than the last day of a calendar year, the amounts payable by Tenant under Paragraph 5(a)(ii) hereof applicable to the calendar year in which such Term ends shall be prorated according to the ratio which the number of days in such calendar year to and including the end of the Term bears to three hundred sixty (360).  Termination of this Lease shall not affect the obligation of Tenant pursuant to paragraph (b) hereof to be performed after such termination.

(d)                                 So long as no uncured Event of Default has occurred hereunder, and not more often than once per calendar year, Tenant shall have the right, at its sole cost and expense, to inspect the books of Landlord directly relating to Operating Expenses and Property Taxes, after giving a minimum of fifteen (15) day’s prior written notice to Landlord, within ninety (90) days of receipt of Landlord’s statement.  Tenant shall conduct its inspection of Landlord’s books during the business hours of Landlord at Landlord’s office in the Building or at such other northern California location as Landlord may reasonably designate, for the purpose of verifying the information in such statement.  Tenant shall have no right to copy any of Landlord’s books or remove such books from the location maintained by Landlord.  Tenant shall use a certified public accountant reasonably acceptable to Landlord to conduct its inspection of Landlord’s books and in no event shall Tenant have the right to pay such accountant on a contingency fee basis.  If Tenant shall have availed itself of its right to inspect the books and records, and whether or not Tenant disputes the accuracy of the information set forth in such books and records, Tenant shall nevertheless pay the amount set forth in Landlord’s statement and continue to pay the amounts required by the provisions of Paragraph 7(b), pending resolution of said dispute.  Any default in the payment of such charges by Tenant shall be deemed an Event of Default (as hereinafter defined) under this Lease.  If Tenant’s inspection of Landlord’s books reveals that the aggregate amount of Operating Expenses paid or incurred by Landlord in the calendar year being reviewed, plus the aggregate amount of Property Taxes paid or incurred by Landlord in the calendar year being reviewed (collectively, “Reviewed Expenses and Taxes”) are overstated, then Landlord shall within thirty (30) days after the completion of the inspection elect to either reimburse or credit Tenant for any and all overcharges; or if the Reviewed Expenses and Taxes for any calendar year are not overstated, then Tenant shall within thirty (30) days after the completion of the inspection pay to Landlord the amount (if any) by which Tenant has underpaid Tenant’s Share of Operating Expenses and/or Property Taxes for the calendar year being reviewed.  If such review demonstrates that Landlord has overcharged Tenant by more than five percent (5%), then Landlord shall reimburse Tenant for the cost of such review up to the maximum amount of Two Thousand Five Hundred and No/100 Dollars ($2,500).  If Tenant fails to notify Landlord of Tenant’s election to inspect Landlord’s books within ninety (90) days of Tenant’s receipt of Landlord’s statement, Landlord’s statement shall be deemed final and binding on Tenant and Tenant shall have no further right to inspect Landlord’s books with respect to the Operating Expenses and Property Taxes for the calendar year for which the Landlord’s statement pertains.

8.                                      RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the Rules and Regulations attached to this Lease as Exhibit C and made a part hereof, and such other reasonable rules and regulations as Landlord may from time to time adopt for the safety, care and cleanliness of the Development, the facilities thereof, or the preservation of good order therein (collectively, the “Project Rules”).  Landlord reserves the right from time to time in its sole discretion to make all reasonable additions and modifications to the Project Rules.  Any additions and modifications to the Project Rules shall be binding on Tenant when delivered to Tenant.  Landlord shall not be liable to Tenant for violation of any such Project Rules, or for the breach of any covenant or condition in any lease, by any other tenant in the Building.  In the event of any conflict between this Lease and the Project Rules, the terms of this Lease shall govern.  A waiver by Landlord of any rule or regulation for any other tenant shall not constitute nor be deemed a waiver of the rule or regulation for this Tenant.

9.                                      ASSIGNMENT AND SUBLETTING.

(a)                                 Except in connection with a Permitted Transfer, Tenant will not assign, mortgage or hypothecate this Lease, or any interest therein, or permit the use of the Premises by any person or persons other than the Tenant, or sublet the Premises, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  For purposes of this Paragraph 9, an assignment shall not include an assignment for security purposes, which shall only be permitted with the prior consent of Landlord in its sole and absolute discretion.  Consent to any such assignment or sublease shall not operate as a waiver of the necessity for consent to any subsequent assignment or sublease, and the terms of such consent shall be binding upon any person holding by, under or through Tenant.

(b)                                 If Tenant desires to assign its interest in this Lease or to sublease all or any part of the Premises, Tenant shall notify Landlord in writing at least thirty (30) days in advance of the proposed transaction.  This notice shall be accompanied by:  (i) a statement setting forth the name and business of the proposed assignee or subtenant; (ii) a copy of the proposed form of assignment or sublease (and any collateral agreements) setting forth all of the material terms and the financial details of the sublease or assignment (including, without limitation, the term, the rent and any security deposit, “key money,” and amounts payable for Tenant’s Property and the common use of any personnel or equipment); (iii) financial statements and other information requested by Landlord relating to the proposed assignee or subtenant; and (iv) any other information concerning the proposed assignment or sublease which Landlord may reasonably request.

(c)                                  Subject to the terms of this Paragraph 9, Landlord shall not unreasonably withhold, condition or delay its consent to an assignment or subletting (a “Transfer”).  Tenant agrees that the withholding of Landlord’s consent shall be deemed reasonable if all of the following conditions are not satisfied:

(i)            The proposed assignee or subtenant shall use the Premises only for the Permitted Use provided in the Basic Lease Information, and the business of the proposed assignee or subtenant is consistent with the other uses and the standards of the Building, in Landlord’s reasonable judgment.

(ii)           The proposed assignee or subtenant is reputable and the proposed assignee has a net worth not less than the net worth of Tenant on the date of execution of this Lease, has a credit rating reasonably acceptable to Landlord, and otherwise has sufficient financial capabilities to perform all of its obligations under this Lease, in Landlord’s reasonable judgment, and the proposed assignee or subtenant is not a person (or entity) or an affiliate of any entity with whom Landlord or an affiliate of Landlord has had adverse dealings.

(iii)          Provided Landlord has comparable space then available for Lease in the Building, neither the proposed assignee or subtenant nor any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or subtenant is a party (including, without limitation, an existing occupant of any part of the Building) to whom Landlord has, during the six (6) month period prior to the delivery of Tenant’s written notice, marketed space in the Building that would generally fit such party’s leasing requirements.

(iv)          Tenant is not in default and has not committed acts or omissions which with the running of time or the giving of notice or both would constitute a default under this Lease.

(v)           All of the other terms of this Paragraph 9 are complied with.

The conditions described above are not exclusive and shall not limit or prevent Landlord from considering additional factors in determining if it should reasonably withhold its consent.

(d)                                 Each permitted assignee, other than Landlord, shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance or satisfaction of all of the provision, covenants, conditions and agreements herein contained on Tenant’s part to be performed or satisfied.  Each permitted subtenant shall agree not to cause a breach of the terms of this Lease and to acknowledge that its rights under its sublease are subordinant to the terms of this Lease.  Regardless of Landlord’s consent, no subletting or assignment shall release or alter Tenant’s obligation or primary liability to pay the rent and perform all other obligations under this Lease.  No permitted assignment or sublease shall be binding on Landlord unless such assignee, subtenant or Tenant shall deliver to Landlord a counterpart of such assignment or sublease which contains a covenant of assumption by the assignee or subtenant, but the failure or refusal of the assignee or subtenant to execute such instrument of assumption shall not release or discharge the assignee or subtenant from its liability as set forth above.

(e)                                  If Tenant is a partnership, a transfer of a controlling interest of any general partner of Tenant or a transfer of a controlling interest of any person that directly or indirectly controls said general partner, a withdrawal of one or more general partner(s) from the partnership, or a change in control of any general partner or of any person that directly or indirectly controls said general partner, shall be deemed to be an assignment of this Lease.  If Tenant is currently a partnership (either general or limited), joint venture, co-tenancy, joint tenancy or an individual, the conversion of the Tenant entity or person into any type of entity which possesses the characteristics of limited liability such as, by way of example only, a corporation, a limited liability company, limited liability partnership, or limited liability limited partnership, shall be deemed an assignment for purposes of this Lease.  If Tenant is a corporation, limited partnership or limited liability company, unless Tenant is a public entity, that is to say, an entity whose stock or partnership or membership interests are regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of any of the voting stock or partnership or membership interests of Tenant or of any person that directly or indirectly controls Tenant in one or more transactions that in the aggregate results in a transfer of more than fifty percent (50%) of the voting and/or equity, partnership or membership interest(s) in Tenant or such other person, or the sale or other transfer of substantially all of the assets of Tenant, shall be deemed to be an assignment of this Lease.  The term “control” as used in this Paragraph 9 shall mean the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting or equity rights attributable to the interest of the controlled entity or the right or power to direct or cause the direction of the management of the controlled entity.  Notwithstanding anything to the contrary contained in this Lease, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reincorporation of, reorganization of, or consolidation with Tenant; to any entity engaged in a joint venture with Tenant where Tenant controls such entity; or to any entity which acquires substantially all of the memberships, interests, stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a “Permitted Transfer”).  Tenant shall provide Landlord with written notice of any Permitted Transfer a minimum of ten (10) days prior to the effective date of such Permitted Transfer.  In addition, a sale or transfer of the memberships, interests or stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is, or in connection with the proposed transfer becomes, a publicly traded entity.  Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer.

(f)                                   Landlord shall have the option, to be exercised by notice to Tenant prior to expiration of such 30-day review period described in Paragraph 9(b) above (the “Review Period”), and in lieu of consenting to the assignment or sublease transaction, to (i) terminate this Lease effective as of the commencement date of the proposed Transfer (provided, that if the proposed Transfer is a sublease, such termination shall be limited to the area of the Premises proposed to be sublet) at no cost to Tenant; or (ii) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease or the Premises that Tenant proposes to Transfer, on the same terms and conditions as stated in the proposed Transfer agreement, and no such subleasing or assignment to Landlord shall work a merger.  If Landlord makes an election described under clause (i) or (ii) above (a “Recapture Right”), then Landlord shall have the right (but not the obligation) to negotiate directly with the proposed Transferee and to enter into any agreement with such party on such terms as may be acceptable to Landlord in its sole discretion, and Tenant waives any and all Claims against Landlord related thereto.  If Landlord elects to exercise its Recapture Right, Landlord’s election shall be deemed final and binding on Tenant unless Tenant, within five (5) business days after Landlord’s Notice, rescinds its original Notice to Landlord of Tenant’s intent to enter into an assignment or subletting transaction.  If Landlord does not elect to exercise its Recapture Right, Landlord’s rights with respect to any such proposed transaction shall be as otherwise provided under this Paragraph 9, without giving effect to the terms of this Paragraph 9(f).

(g)                                  Any notice by Tenant to Landlord pursuant to this Paragraph 9 of a proposed assignment or sublease shall be accompanied by a payment of $1,500 as a non-refundable fee for the processing of Tenant’s request for Landlord’s consent.  In addition to said fee, Tenant shall reimburse Landlord for reasonable attorneys’ fees incurred by Landlord in connection with such review and the preparation of documents in connection therewith.  Tenant shall pay to Landlord monthly on or before the first (1st) of each month fifty percent (50%) of the rent or other consideration received from such assignee(s) or subtenant(s) over and above the concurrent underlying rent payable by Tenant to Landlord for that portion of the Premises being assigned or sublet, and after deduction for the amortized portion of the reasonable expenses actually paid by Tenant to unrelated third parties for brokerage commissions, legal fees, tenant improvements to the Premises, or design fees incurred as a direct consequence of the assignment or sublease.  Tenant shall furnish Landlord with a true signed copy of such assignment(s) or sublease(s) and any supplementary agreements or amendments thereto, within five (5) days after their respective execution.

10.                               LIABILITY OF LANDLORD.

It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Building only with respect to events occurring during its and their respective ownership of the Building.  In the event of any conveyance of title to the Development (or any portion thereof in which the Building is located), then the grantor or transferor shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance.  In addition, Tenant agrees to look solely to Landlord’s interest in the Building for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Building, nor any partner, shareholder, or officer of any of the foregoing shall ever be personally liable for any such judgment.

11.                               MAINTENANCE AND REPAIRS

(a)                                 Landlord shall, at all times during the Term of this Lease, at its sole cost and expense (and without reimbursement under Paragraph 7 hereof) maintain and repair the Building foundation, roof structure (including membrane, but the costs of repair and maintenance of the membrane shall be included in Operating Expenses) and other structural elements of the Building (excluding exterior windows).  In addition, subject to reimbursement as an item of Operating Expenses to the extent provided in Exhibit B, Landlord shall, at all times during the Term of this Lease, maintain and repair (which may include replacement, as reasonably determined by Landlord):

(i)            the Common Areas;

(ii)           any and all mechanical, plumbing, waste and electrical installations and facilities and systems serving the Building (collectively, “Building Systems”) up to the main panel, or demarcation point, terminus or split-off of any common service lines leading to the Premises;

(iii)          surface elements of the Building exterior, including windows, entrance door, painting and facade, and any loading dock, and shipping and receiving areas of the Building.

As to all of the foregoing in this Paragraph 11(a), Landlord shall keep such areas, elements and systems in good order and condition, consistent with the standards of other comparable buildings in the Milpitas, California area.  Notwithstanding the foregoing, subject to the waiver of subrogation contained in this Lease, any damage in or to any such areas, elements or systems caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant’s expense and Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the cost of such repairs incurred by Landlord.

(b)           Except as required of Landlord above in Paragraph 11(a), Tenant shall, at all times during the Term of this Lease and at Tenant’s sole cost and expense, maintain and repair the Premises and every part thereof and any and all equipment, fixtures and improvements therein, and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted.  Without limiting the generality of the foregoing, Tenant, at Tenant’s sole cost and expense, shall:

(i)            maintain in a clean condition all walls, partitions, floors, doors, interior windows, and the interior of all exterior windows in the Premises, and any painting, repairing or replacing of wall coverings, and/or any Premises improvements that are not deemed a part of the Building structural elements;

(ii)           provide its own janitorial service for the Premises;

(iii)          store all refuse and other waste materials outside the Premises in a location designated by Landlord; and

(iv)          maintain in good operating condition and repair all of the following which are in or exclusively serve the Premises: electrical and plumbing pipes, lines, outlets, fixtures, and other utility installations (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems) and also maintain in good operating condition and repair all plumbing and sanitary waste lines and facilities wholly within the Premises (including all such facilities that are within the walls or floor of the Premises).

(c)           Tenant agrees to give Landlord or its property manager prior written notice of the necessity for any repairs in or to the Premises which are Landlord’s responsibility under this Lease.  All repairs and replacements made by or on behalf of Tenant shall be made and performed at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, by contractors or mechanics reasonably approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and so that the same shall be at least equal in quality, value, character and utility to the original work or installation being repaired or replaced.  Tenant hereby waives all rights under California Civil Code Section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

12.                               SERVICES.

(a)                                 Landlord shall supply the Premises with access to electricity for operation of the HVAC unit serving the Premises, and for lighting and the operation of equipment used in connection with any Permitted Use, and water as may be required for any Permitted Use.  In no event shall Tenant’s use of electrical energy or water in the Premises at any time exceed the capacity of any of the electrical panel boards, risers, transformers, plumbing and other equipment designated by Landlord for service to the Premises.  Landlord reserves the right to change the supplier or provider of any utility or service from time to time.  Tenant shall have no right to contract with or otherwise obtain any electrical or other service for or with respect to the Premises or Tenant’s operations therein from any supplier or provider of any such utility or service.  Landlord shall have the right to cooperate voluntarily with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption.  There shall be no abatement of rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair, cooperation with governmental request or directions, or any other cause whatsoever, whether resulting from or caused by acts of Landlord or otherwise, except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees or agents, nor shall Landlord be liable under any circumstances for loss of or injury to property or the business of Tenant, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing utilities or services, nor constitute or be construed as a constructive or other eviction of Tenant.  Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law with respect to any such interruption or discontinuance of utilities or Building services.

(b)                                 Tenant shall pay for all water, sewer, gas, electricity, telephone, janitorial, and other utility-type services furnished to Tenant or to the Premises exclusively, together with all related installation or connection charges or deposits charged by the utility company, if any.  Other than electricity and gas service which shall be separately metered to the Premises, if any such utility service is not separately metered, including, without limitation water service, Landlord shall have the right to estimate Tenant’s usage based on Landlord’s reading of its meter (or to install a submeter, at Tenant’s expense, to measure Tenant’s usage thereof), and Tenant shall pay Landlord for such utility usage, at the rates charged to Landlord, upon being invoiced therefore by Landlord, together with the next month’s payment of Base Rent.  Except for any items included in the definition of Landlord’s Work, Tenant shall be solely responsible for any utility upgrades required in order to accommodate Tenant’s Permitted Use contemplated by this Lease.  In no event shall Tenant’s use of electrical energy in the Premises at any time exceed the capacity of any of the electrical panel boards, risers, transformers and other equipment available for service to the Premises.

(c)                                  Any refuse disposed of by Tenant in excess of that of a general office Tenant (e.g. additional refuse associated with any Alterations, including the installation of furniture, fixtures and/or equipment, office parties and other events conducted within the Premises), and for which Landlord incurs an additional charge, shall be paid by Tenant as additional rent, within fifteen (15) days following written demand.

(d)                                 Tenant’s installation of telephone lines, cables, and other electronic telecommunications services and equipment shall be subject to the terms and conditions of Paragraph 13 of this Lease.  Upon the expiration or earlier termination of this Lease, upon request by Landlord, Tenant shall remove, at Tenant’s sole cost and expense, all of Tenant’s telecommunications lines and cabling designated by Landlord.

13.                               ALTERATIONS

(a)                                 Tenant shall make no alterations, improvements or additions in or to the Premises or any part thereof or any portion of the Development (individually and collectively, “Alterations”) that either (i) has a cost in excess of Twenty-Five Thousand Dollars ($25,000) for any one project, or (ii) impacts the structural elements or exterior of the Building, the Premises Systems, the Building systems, or any portion of the Development outside of the

Premises, without giving Landlord prior notice of the proposed Alterations and obtaining Landlord’s prior written consent thereto.  All Alterations shall be undertaken and completed at Tenant’s sole cost and expense.  Landlord shall not unreasonably withhold, condition or delay giving its consent to any proposed Alterations; however, Landlord’s consent shall be deemed to have been reasonably withheld if the proposed Alterations could (i) adversely affect any structural component of the Building; (ii) be visible from or otherwise affect any portion of the Development other than the interior of the Premises; (iii) adversely affect any Building systems or involve any improvements to any portion of the Development outside of the Building.  Any and all work by Tenant shall be performed only by contractors approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and, where the prior consent of Landlord is required, upon the approval by Landlord of fully detailed and dimensioned plans and specifications pertaining to the work in question, to be prepared and submitted by Tenant at its sole cost and expense.  Landlord’s approval or consent to any such work shall not impose any liability upon Landlord, and no action taken by Landlord in connection with such approval, including, without limitation, attending construction meetings of Tenant’s contractors, shall render Tenant the agent of Landlord for purposes of constructing any Alterations.  In addition, Tenant acknowledges and agrees that, except for Landlord’s Work, no Alterations have been expressly or impliedly required as a condition to the execution of this Lease for the use of the Premises permitted under this Lease or in lieu of payment of rent.  Without limiting the generality of the foregoing, as a condition of its consent to any Alterations costing in excess of six (6) months’ Base Rent, Landlord may impose a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due.  Upon substantial completion of any Alterations, Tenant shall deliver to Landlord two (2) sets of “as built” plans covering said Alterations and a copy of the final building permit for the work signed off as approved by the appropriate building inspector.

(b)                                 Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations.  Tenant shall be responsible for any additional alterations and improvements required by law to be made by Landlord to or in the Building as a result of any alterations, additions or improvements to the Premises made by or for Tenant.  All alterations, additions, fixtures (other than trade fixtures) and improvements, including, but not limited to carpeting, other floor coverings, built-in shelving, bookcases, paneling and built-in security systems (excluding any leased system) made in or upon the Premises either by or for Tenant and affixed to or forming a part of the Premises, shall immediately upon installation become Landlord’s property free and clear of all liens and encumbrances.  At the time Tenant seeks Landlord’s approval for the installation or construction of any Alteration, Tenant shall have the right to request from Landlord a determination of whether Landlord shall require such Alteration to be removed upon the expiration or any sooner termination of this Lease, and if Landlord so requires, Tenant shall remove or cause to be removed at its expense such Alterations.

(c)                                  Tenant shall keep the Premises and the Building free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees incurred by Landlord in connection with any such claim or action.  Before commencing any work or alteration, addition or improvement to the Premises which requires Landlord’s consent, Tenant shall give Landlord at least ten (10) business days’ written notice of the proposed commencement of work (to afford Landlord an opportunity to post appropriate notices of non-responsibility).  In the event that there shall be recorded against the Premises or the Building or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed, bonded over or discharged by Tenant within ten (10) days of written notice from Landlord, Landlord shall have the right but not the obligation to pay and discharge said lien by bond or otherwise without regard to whether such lien shall be lawful or correct.  Any reasonable costs, including attorney’s fees incurred by Landlord, shall be paid by Tenant within twenty (20) days after demand by Landlord.

(d)                                 Before any Alterations or construction with respect thereto are undertaken by or on behalf of Tenant, Tenant shall provide Landlord with certificates of insurance evidencing the maintenance in effect by Tenant (or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord) of workers’ compensation insurance as required by the jurisdiction in which the Building is located, All Risk Builder’s Risk insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability insurance (including, without limitation, Contractor’s Liability coverage, Contractual Liability coverage and Completed Operations coverage) written on an occurrence basis with a minimum combined single limit of One Million Dollars ($1,000,000.00) and adding the “Owner(s) of the Building and its (or their) respective members, principals, beneficiaries, partners, officers, directors, employees, agents (and their respective members and principals) and mortgagee(s)” (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds.

(e)                                  Tenant shall reimburse Landlord for any reasonable third-party out of pocket expenses incurred by Landlord in the supervision and coordination of the work described in this Article 13, which reimbursement obligation shall not apply with respect to Tenant’s performance of the Tenant Improvements, and shall not exceed two and one-half percent (2.5%) of the cost of any such Alterations.

14.                               INSURANCE, INDEMNIFICATION AND EXCULPATION

(a)           Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease a policy of Commercial General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (CL00011188), or equivalent, in an amount not less than $5,000,000.00 combined single limit per occurrence/aggregate of bodily injury and property damage, or in such greater amount as reasonably determined by Landlord and shall insure Tenant and Landlord, Landlord’s property manager, and any lender(s) whose names have been provided to Tenant in writing (as additional insureds) against liability arising out of the use, occupancy or maintenance of the Premises. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. No deductible (including any self-insured retention) under such policy shall exceed Ten Thousand Dollars ($10,000.00).  Compliance with the above requirements shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder.  All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

(b)                                 (i)                                     Landlord shall obtain and keep in force during the term of this Lease (reimbursable as an item of Operating Expense) a policy or policies in the name of Landlord, with loss payable to Landlord and to any Lender(s), insuring against loss or damage to the Premises and Building, but not Tenant’s personal property or Alterations.  The amount of such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost.  Landlord’s policy or policies shall insure against all risks of direct physical loss or damage (including the perils of flood and/or earthquake if elected by Landlord or required by a Lender), and may include coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance.  Said policy or policies may also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

(ii)                                  Tenant shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Development if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

(c)           (i)                                     Tenant at its cost shall either by separate policy or by endorsement to a policy already carried by Tenant, maintain insurance coverage on all of Tenant’s personal property and Alterations in, on, or about the Premises.  Such insurance shall be full replacement cost coverage.  Landlord shall be named as loss payee under said policy.  The proceeds from any such insurance shall be used by Tenant for the replacement and/or restoration of Tenant’s personal property and Alterations.  No deductible (including any self-insured retention) under such policy shall exceed One Hundred Thousand Dollars ($100,000.00).

(ii)                                  Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

(d)                                 Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A+, X, or such other rating as may be required by a Lender, as set forth in the most current issue of “Best’s Insurance Guide.”  Tenant shall not do or permit to be done anything that shall invalidate the insurance policies referred to in this Paragraph 14.  Tenant shall cause to be delivered to Landlord, prior to the Possession Date, and from time to time upon Landlord’s request, certified copies of, or certificates evidencing the existence and amounts of, the insurance required to be maintained by Tenant hereunder with the insureds and loss payable clauses as required by this Lease.  No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Landlord.  Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.

(e)                                  Without affecting any other rights or remedies of the parties, Tenant and Landlord each hereby agree to cause the insurance companies issuing their respective first party insurance to waive any subrogation rights that such insurers may have against Landlord and Tenant, respectively, as long as the insurance is not invalidated by such waiver.  If such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant each waive, release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the waiving party’s property arising out of or incident to the perils required to be insured against under this Paragraph 14, to the extent that the loss or damage is insured under their respective insurance policies.

(f)                                   Except for instances of Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord, Landlord’s master or ground lessor, any lenders, Landlord’s partners and members, and each of their officers, directors, shareholders, managers, employees, agents and representatives from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney’s and consultant’s fees, expenses and/or liabilities arising out of, involving, or in dealing with, (i) the occupancy of the Premises by Tenant, (ii) the conduct of Tenant’s business, (iii) any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, and/or (iv) any default or breach by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense.  Landlord need not have first paid any such claim in order to be so indemnified. The foregoing indemnification obligations shall survive the expiration or earlier termination of this Lease to and until the last date permitted by law for the bringing of any claim with respect to which indemnification may be claimed under this paragraph.

(g)                                  Except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant hereby releases Landlord from, and Landlord shall not be liable for, injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, Building or the Development, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising on the Premises or on other portions of the Building or the Development, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not or is attributable to Landlord’s negligent acts or omissions.  Landlord shall not be liable for any damages arising from any act or neglect of any other lessee of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Development.  Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

(h)                                 Except to the extent caused by Tenant’s gross negligence or willful misconduct, Landlord shall indemnify, protect, defend and hold harmless the Tenant and its officers, directors, shareholders, managers, employees, agents and representatives from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney’s and consultant’s fees, expenses and/or liabilities arising out of, involving, or in dealing with, Landlord’s gross negligence or willful misconduct.  The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Tenant) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding is brought against Tenant by reason of any of the foregoing matters, Landlord upon notice from Tenant shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant and Tenant shall cooperate with Landlord in such defense.  Tenant need not have first paid any such claim in order to be so indemnified. The foregoing indemnification obligations shall survive the expiration or earlier termination of this Lease to and until the last date permitted by law for the bringing of any claim with respect to which indemnification may be claimed under this paragraph.

15.                               DESTRUCTION.

(a)                                 In the event of a partial destruction of the Building during the Term from any cause, Landlord shall forthwith repair the same (except as otherwise provided in this Paragraph 15 as to a casualty occurring during the last twelve (12) months of the Term), provided such repairs can be made within one hundred eighty (180) days under the laws and regulations of State, county, federal or municipal authorities, but such partial destruction shall not annul or void this Lease.  If such repairs cannot be made within one hundred eighty (180) days of such casualty, or if the casualty occurs during the last twelve (12) months of the Term, Landlord may, at its option, elect to make such repairs within a reasonable time, this Lease continuing in full force and effect.  In such event, this Lease shall remain in full force and effect except that an abatement of Base Rent shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable.  In the event that (i) such repairs are not completed within one hundred eighty (180) days after the date the casualty occurs, (ii) are reasonably estimated by Landlord’s contractor to require longer than one hundred eighty (180) days to complete, or (iii) a casualty that cannot be repaired within sixty (60) days occurs during the last twelve (12) months of the term, then within a reasonable time following the casualty (but in no event not less than sixty (60) days), this Lease may be terminated at the option of either party by written notice to the other party.  In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this Paragraph, Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4).  In the event that any portion of the Building other than the Premises is destroyed to the extent of ten percent (10%) or more of the replacement cost of the Building, Landlord may elect to terminate this Lease, whether the Premises be damaged or not.  A total destruction of the Building shall terminate this Lease.

(b)                                 If the Premises are to be repaired under this Paragraph, Landlord shall repair at its cost (subject to the limitations contained in this Paragraph) any injury or damage to the Building itself and the initial permanently affixed improvements to the Premises made by Landlord or existing in the Premises as of the date of delivery of possession of the Premises to Tenant.  Tenant shall pay the cost of repairing or replacing all other improvements in the Premises and Tenant’s trade fixtures, furnishings, equipment and other personal property.  No casualty (nor Landlord’s subsequent restoration and repair work) shall constitute a constructive eviction or give Tenant any rights to terminate this Lease, except as expressly set forth in this Lease.

16.                               ENTRY.

Landlord, Landlord’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises shall have, upon a minimum of twenty-four (24) hours advance notice (except in case of an emergency, in which case no prior notice shall be required) the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises, performing any services required of Landlord by this Lease, showing the same to prospective purchasers, lenders, or (during the last nine (9) months of the Term) lessees, making such alterations, repairs and improvements to the Premises or to the Development as Landlord may deem reasonable or desirable, and for verifying compliance by Tenant with this Lease and all Applicable Laws, and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s activities, including but not limited to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises.  Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Premises.  Except in case of an emergency (in which case Landlord shall not be obligated to afford Tenant’s representative the opportunity to accompany Landlord in any such entry), Tenant shall be entitled to require Landlord or its invitees to be accompanied by a representative of Tenant, provided, however, if Tenant exercises such right, Tenant shall make such representative available during normal business hours.  The costs and expenses of any such inspections shall be paid by Landlord, unless (i) an Event of Default, violation of any Applicable Law, or a contamination, caused or materially contributed to by Tenant is found to exist or be imminent, (ii) the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination, or (iii) such activities involve a Reportable Use that has not been approved by Landlord. In any such case, Tenant shall upon request reimburse Landlord for the costs and expenses of such inspections.  Landlord shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction.  Tenant waives any charges for damages or injuries or interference with Tenant’s property or business in connection therewith.  Any such entry shall be without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned.

17.                               EVENTS OF DEFAULT.

(a)                                 The occurrence of any one or more of the following events (each, an “Event of Default”) shall constitute a breach of this Lease by Tenant:  (i) if Tenant shall default in its obligation to pay any rent or other payment(s) due hereunder as and when due and payable and such failure continues for three (3) business days after written notice from Landlord to Tenant, or upon the second (2nd) occurrence in any twelve (12)-month period during the Term that Tenant fails to pay any rent or other payment(s) due hereunder when due (whether or not such failure or breach is thereafter cured within any stated cure or grace period); or (ii) if Tenant shall fail to perform or observe any other term hereof (except as otherwise provided in this Paragraph) or of the Project Rules described in Paragraph 8 hereof to be performed or observed by Tenant, such failure shall continue for more than ten (10) days after notice thereof from Landlord, and Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, thereafter shall fail or neglect to prosecute or complete with due diligence the curing of such default; or (iii) any assignment or subletting in violation of the terms of this Lease; or (iv) the failure of Tenant to maintain insurance coverages required by this Lease and/or to provide evidence of such coverages within three (3) business days after request therefor from Landlord; or (v) Tenant’s failure to timely execute and deliver, when requested, an estoppel certificate in accordance with the terms of this Lease; or (vi) the taking of any action leading to, or the actual dissolution or liquidation of Tenant, if Tenant is other than an individual; or (vii) any guarantor of Tenant’s obligations under this Lease (“Guarantor”) shall become insolvent, file a petition in bankruptcy, or shall have ceased to pay its debts in the ordinary course of business, or Guarantor shall default, beyond any applicable notice and cure period, under its obligations under said guaranty; or (viii) if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days after notice to Tenant.

(b)                                 Any notice required to be given by Landlord under this Lease shall, in each case, be in lieu of, and not in addition to, any notice required to be given under California Code of Civil Procedure Sections 1161 through 1162, or any other applicable unlawful detainer statutes, to the extent the substance thereof is given in compliance therewith and the notice is served as provided in this Lease, and any time periods provided under such statutes shall run concurrently with the time periods contained in any notice provided under this Lease.

18.                               TERMINATION UPON DEFAULT.

In any notice given pursuant to any one or more Events of Default, Landlord in its sole discretion may elect to declare a forfeiture of this Lease as provided in Section 1161 of the California Code of Civil Procedure, and provided that Landlord’s notice states such an election, Tenant’s right to possession shall terminate and this Lease shall terminate, unless on or before the date specified in such notice all arrears of rent and all other sums payable by Tenant under this Lease, and all costs and expenses incurred by or on behalf of Landlord hereunder, including attorneys’ fees, incurred in connection with such default, shall have been paid by Tenant and all other breaches of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. Upon such termination, Landlord may recover from Tenant (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could reasonably have been avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.  The “worth at the time of award” of the amount referred to in clauses (a) and (b) above is computed by allowing interest at the discount rate of the Federal Reserve Bank of San Francisco plus five percent (5%) per annum at date of termination, but in no event in excess of the maximum rate of interest permitted by law.  The worth at the time of award of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For the purpose of determining unpaid rent under clause (c) above, the monthly rent reserved in this Lease shall be deemed to be the sum of the Base Rent and the amounts last payable by Tenant as reimbursement of expenses pursuant to Paragraphs 5(a)(ii) and (iii) hereof for the calendar year in which Landlord terminated this Lease as provided herein.  Tenant waives any rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other applicable present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default.

19.                               CONTINUATION AFTER DEFAULT.

Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession as provided in Paragraph 18 hereof, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease.  In such event, Landlord may exercise all of the rights and remedies of a landlord under Section 1951.4 of the California Civil Code (which provides that a landlord may continue a lease in effect after a tenant’s breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.  If a receiver is appointed at the instance of Landlord in any action against Tenant, the receiver may, if it is necessary or convenient in order to collect rents and profits, conduct the business of Tenant then being carried on in the Premises, and may take possession of any personal property belonging to Tenant and used in the conduct of such business and may use the same in conducting such business.

20.                               OTHER RELIEF.

In the event of re-entry or taking possession of the Premises, Landlord shall have the right but not the obligation to remove all or any part of the trade fixtures, furnishings, equipment and personal property located in the Premises and to place the same in storage at a public warehouse at the expense and risk of Tenant or to sell such property in accordance with applicable law.  The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

21.                               LANDLORD’S RIGHT TO CURE DEFAULT.

All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without abatement of rent.  If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall not be cured, Landlord may, but shall not be obligated to so do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease.  All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand.

22.                               ATTORNEY’S FEES.

If as a result of any breach or default on the part of Tenant under this Lease Landlord uses the services of an attorney in order to secure compliance with this Lease, Tenant shall reimburse Landlord upon demand as additional rent for any and all attorneys’ fees and expenses incurred by Landlord, whether or not formal legal proceedings are instituted.  Should either party bring an action against the other party, by reason of or alleging the failure of the other party to comply with any or all of its obligations hereunder, whether for declaratory or other relief, then the party which prevails in such action shall be entitled to its reasonable attorneys’ fees and expenses related to such action, in addition to all other recovery or relief.  The “party which prevails in such action” (a) as used in the context of proceedings in the Bankruptcy Court, means the prevailing party in an adversary proceeding or contested matter, or any other action taken by the non bankruptcy party which is reasonably necessary to protect its rights under this Agreement, and (b) as used in the context of proceedings in any court other than the Bankruptcy Court, shall mean the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought, so that, for example, the party which prevails may be a party which is ordered to pay $100 where the obligation to pay $80 was undisputed and the other party claimed that it was entitled to $1,000.

23.                               NO WAIVER.

Landlord’s failure to take advantage of any default or breach of covenant on the part of Tenant shall not be, or be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this instrument be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of any term, covenant or condition hereof, or to exercise any rights given him on account of any such default.  A waiver of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default.  The acceptance of rent hereunder shall not be, nor be construed to be, a waiver of any breach of any term, covenant or condition of this Lease.

24.                               NOTICES.

All approvals, consents and other notices given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery, courier or air express service) and addressed to Landlord at the address of Landlord specified in the Basic Lease Information or at such other place as Landlord may from time to time designate in a written notice to Tenant, and addressed to Tenant at the address of Tenant specified in the Basic Lease Information and, after the Commencement Date, at the Premises, together with a copy to such other address as Tenant may from time to time designate in a written notice to Landlord.  Such approvals, consents and other notices shall be effective on the date of receipt (evidenced by the certified mail receipt), if mailed, or on the date of hand delivery, if hand delivered.  If any such approval, consent or other notice is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such request, approval, consent, notice or other communication shall be effective on the date delivery is attempted.  Any approval, consent or other notice under this Lease may be given on behalf of a party by the attorney for such party.  Tenant hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the door of the Premises and such service shall be effective for all purposes under this Lease.

25.                               EMINENT DOMAIN.

If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, Landlord shall have the right to terminate this Lease as to the balance of the Premises by giving written notice to Tenant within sixty (60) days after such date.  Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof.  In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or interest therein which may be paid or made in connection therewith, and, except as hereinafter expressly provided, Tenant waives and relinquishes to Landlord any and all claims for the value of any unexpired Term of this Lease or otherwise.  In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent thereafter to be paid shall be equitably reduced.  If all or any part of the Building shall be taken as a result of the exercise of the power of eminent domain, and, in the case of a partial taking, Landlord determines that the remainder of the Building is not suitable for the continued operation as a multi-tenant office building, Landlord shall have the right to terminate this Lease by giving written notice to Tenant within sixty (60) days of the date when the possession is required.  Notwithstanding anything to the contrary in this Paragraph, in the event of a temporary taking for a period less than twenty-four (24) months (or the remainder of the Term, whichever is less), this Lease shall not terminate, but Tenant’s obligation to pay Base Rent and additional rent for the portion of the Premises subject to such temporary taking shall abate for the period during which such taking is in effect.  Without obligation to Tenant, Landlord may agree to transfer to any condemnor all or any portion of the Development sought by such condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. Landlord and Tenant hereby waive the provisions of California Code of Civil Procedure Sections 1265.110 through 1265.160 to the extent that such provisions are inconsistent with the terms of this Lease.

26.                               LATE CHARGE/RETURNED CHECKS.

Rent or other payments due under this Lease which remain unpaid when due shall bear interest from and after the date said amount was due at the discount rate of the Federal Reserve Bank of San Francisco on the date said amount was due, plus five percent (5%) per annum, but in no event in excess of the maximum rate of interest permitted by law.  Tenant acknowledges that late payment by Tenant to Landlord of such rent or other payments will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix.  Therefore, if any installment of rent or other payment due from Tenant is not received by Landlord by the fifth (5th) day of the month when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge.  Said late charge shall be due as of the sixth (6th) day of the month in question.  If any check for payment by Tenant to Landlord of Base Rent or other sums due hereunder shall be drawn on a closed account or on an account with insufficient funds or returned to Landlord by Tenant’s bank for any reason, all payments made by Tenant, for the period of six (6) months following, shall be made with certified funds.  In addition to the foregoing, in the event any payment of rent or other sums due Landlord from Tenant is made by the tender of a check, and said check is dishonored by Tenant’s bank for insufficient funds or for any other reason, Tenant shall pay Landlord a $50.00 returned check fee (the “NSF charge”) to compensate Landlord for the costs associated with processing such dishonored check.  The parties agree that the foregoing late charges and NSF charge represent a fair and reasonable estimate of the costs Landlord will incur because of said late or dishonored payment.  Acceptance of said charges by Landlord shall not constitute a waiver of Tenant’s default for the overdue amount, nor prevent Landlord from exercising the other rights and remedies granted Landlord under this Lease.

27.                               TENANT STATUS AND COMPLIANCE.

(a)                                 Tenant represents, warrants and covenants that Tenant and each partner, member or stockholder in or of Tenant, and all beneficial owners of any such partner, member or stockholder, is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”), and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (OFAC”), and in enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”).  Without limiting the generality of the foregoing, Tenant represents, warrants and covenants that neither Tenant, nor any partner, member or stockholder in or of Tenant, nor the beneficial owner of any such partner, member of stockholder: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC pursuant to any other applicable Orders (such lists being collectively referred to as the “Lists”), (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is owned or controlled by, nor acts for or on behalf of, any person on the Lists or any other persons who have been determined by competent authority to be subject to the prohibitions contained in the Orders.  Tenant agrees to execute such certificates as may be reasonably requested by Landlord from time to time to enable Landlord to comply with the Orders and/or any anti-money laundering laws as relates to this Lease.

28.                               SIGNAGE.

During the Term of this Lease, Tenant shall be permitted to place Landlord approved Tenant identification signs on the exterior façade of the Building, the entrance to the Premises, and on the exterior Building monument sign, all at locations reasonably designated by Landlord.  Tenant is responsible for the cost of all signage, and all work relating thereto shall be performed as an Alteration under Paragraph 13 of this Lease, Tenant’s signs shall conform to the then applicable signage criteria of the Development and shall comply with the governing municipal and county bodies and any other applicable laws.  Subject to the foregoing, Tenant shall not place on the exterior walls of the Building any sign, awning, canopy, marquee, advertising matter, decoration, letter or other thing of any kind without the prior written consent of Landlord.  Under no circumstances shall Tenant place a sign on any roof of the Building.  Landlord reserves the right to remove Tenant’s signage during any reasonable period when Landlord repairs, restores, constructs or renovates the Building, so long as Landlord promptly re-installs such signage upon the conclusion of such repair, restoration, construction or renovation.  Upon the expiration or termination of this Lease, Tenant shall remove its signs, and repair all damage to the Building or Premises occasioned thereby.

29.                               ESTOPPEL CERTIFICATE/FINANCIAL STATEMENTS.

Within ten (10) days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (ii) the date, if any, to which rental and other sums payable hereunder have been paid, (iii) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, (iv) that in the event a lender of Landlord or any other party becomes the owner of the Building and succeeds to the interest of Landlord under this Lease, Tenant will attorn to and recognize such party as otherwise provided in Paragraph 34(b) hereof as the Landlord under this Lease, (v) the matters contained in Paragraph 34(b) hereof, and (vi) such other matters as may be reasonably requested by Landlord.  Failure to deliver such certificate within such ten (10) day period shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord, that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

Tenant acknowledges that the financial capability of Tenant to perform its obligations under this Lease is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations.  Tenant hereby represents, warrants and certifies to Landlord that any financial statements of Tenant and any person guarantying the obligations of Tenant under this Lease previously delivered to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.  At the request of Landlord, from time to time, Tenant shall provide Landlord with Tenant’s and any such guarantor’s current financial statements, and such other information discussing the financial worth of Tenant and any guarantor of Tenant’s obligations under this Lease reasonably requested by Landlord, which statements and information Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Building.

30.                               SURRENDER.

(a)                                 Tenant shall surrender the Premises at the expiration or sooner termination of this Lease in broom clean condition, and in the same condition as the condition of the Premises on the Commencement Date, reasonable wear and tear and damage by casualty excepted.  At the expiration or sooner termination of this Lease, Tenant shall remove or cause to be removed at its sole expense all of Tenant’s personal property, furniture, equipment and all trade fixtures, and, unless otherwise notified by Landlord prior to the termination of this Lease, any and all Alterations (including signage) installed by Tenant in connection with Tenant’s occupancy of the Premises, except that Tenant shall not be required to remove any Alterations for which Tenant inquired with Landlord whether such

Alteration would be required to be removed at the expiration or sooner termination of this Lease, and Landlord confirmed in writing that such Alterations would not be required to be removed.  Tenant shall repair at its expense all damage to the Premises and the Development, or any portion thereof, caused by the removal of any of the items provided herein.  Any Alteration or improvement made without Landlord’s approval, whether or not such approval is required hereunder, shall be subject to removal at the expiration or sooner termination of this Lease at Landlord’s sole discretion.

(b)                                 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall at the option of Landlord, terminate all of any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

(c)                                  Tenant obligations under this Paragraph shall survive the termination of this Lease.

31.                               HOLDING OVER.

If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the Term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to one hundred fifty percent (150%) of the Base Rent in effect at the expiration of the Term of this Lease, payable in advance on or before the first day of each month.  Such month-to-month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days’ written notice of termination to the other at any time.  If Tenant fails to surrender the Premises upon the expiration or termination of this Lease except as hereinabove provided, Tenant hereby indemnifies and agrees to hold Landlord harmless from all costs, loss, expense or liability, including without limitation, costs, real estate brokers claims and attorneys’ fees, arising out of or in connection with any delay by Tenant in surrendering and vacating the Premises, including, without limitation, any claims made by any succeeding tenant based on any delay and any liabilities arising out of or in connection with these claims.  Nothing in this Paragraph 31 shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Lease Term.

32.                               FUTURE CONSTRUCTION.

Provided that Landlord uses commercially reasonable efforts to minimize interference with Tenant’s use (but in no event shall Landlord be required to incur over-time charges in connection therewith), Landlord shall have the right, in Landlord’s sole discretion, from time to time, to:

(a)                                 Perform such acts and make such changes in, to or with respect to the Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate, including, without limitation, changes in the size, shape and appearance thereof;

(b)                                 Close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)                                  Add additional buildings and improvements to the Development, including, without limitation, additional Common Areas;

(d)                                 Use the Common Areas while engaged in making additional improvements, repairs or alterations to the Development, or any portion thereof; and

(e)                                  Perform such acts and make such changes in, to or with respect to the Common Areas and Development as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

33.                               SECURITY DEPOSIT.

Upon signing this Lease, Tenant shall pay to Landlord the amount of the Security Deposit specified in the Basic Lease Information.  The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant, including, without limitation, defaults by Tenant in the payment of rent, the repair of damage to the Premises caused by Tenant, the cleaning of the Premises upon termination of the tenancy created hereby, and for any damages that Landlord may incur as a consequence of any default by Tenant under this Lease, and Tenant shall not be entitled to interest thereon.  No use of the Security Deposit shall constitute a bar or defense to any of Landlord’s remedies under this Lease or at law.  If Landlord uses or applies the Security Deposit or any portion thereof, Tenant shall, within ten (10) days after demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount, and Tenant’s failure to do so shall be deemed a material breach of this Lease.  Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee.  Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord’s general or other funds. Landlord may commingle the Security Deposit with any of Landlord’s general or other funds and no interest shall accrue or be payable to Tenant with respect thereto.  Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7.  Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code or any successor statute, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease.  The parties agree that Landlord shall have the right to (i) retain the Security Deposit until the time of entry of an award in any action brought by Landlord pursuant to California Civil Code Section 1951.2, and (ii) offset the Security Deposit against any such award.  In the event the Security Deposit exceeds the amount of the award, Landlord shall refund to Tenant any remainder within thirty (30) days of the entry of the award.

34.                               SUBORDINATION.

(a)                                 This Lease shall be subordinate to any ground lease, master lease, mortgage, deed of trust, or any other hypothecation for security (collectively, “Deed of Trust”) now or later placed upon the Building and to any advances made on the security of it or Landlord’s interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it; provided, however, such subordination shall be conditioned upon Tenant’s receipt of a commercially reasonable form of subordination, non-disturbance and atornment agreement with respect to any such Deed of Trust.  Tenant approves the form of the subordination, non-disturbance and attornment agreement attached hereto as Exhibit F (the “SNDA”), and any other subordination, non-disturbance and attornment agreement that is in substantially similar form.  Tenant shall execute and notarize, where applicable, the SNDA and deliver the same to Landlord on or before the Lease Effective Date.  However, if any mortgagee, beneficiary under a deed of trust, master lessor or ground lessor elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its master lease or ground lease, and gives notice of that to Tenant, this Lease shall be deemed prior to the mortgage, deed of trust, master lease or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, master lease or ground lease, or the date of recording of it.  In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure (collectively, an “Acquiring Party”).  In the event of termination of any master lease or ground lease to which this Lease is subordinate, Tenant shall attorn to the master lessor or ground lessor.  Tenant shall execute, within ten (10) days of request by Landlord, such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, or to evidence such attornment.

(b)                                 No Acquiring Party shall (i) be liable for any act or omission of the prior Landlord; (ii) be subject to any offsets or defense that Tenant might have against any prior Landlord; (iii) be bound by any rent or additional rent that Tenant might have paid for more than one (1) month in advance of the date the same was due under this Lease; or (iv) be liable to Tenant beyond its interest in the Development.

35.                               INABILITY TO PERFORM

Neither party shall be in default hereunder nor shall a party be liable to the other party for any loss or damages if such party is unable to fulfill any of its obligations, or is delayed in doing so, if the inability or delay is caused by reason of accidents, strike, labor troubles, acts of God, or any other cause, whether similar or dissimilar, which is beyond the reasonable control of such party (provided that the foregoing shall not excuse Tenant’s obligation to pay Rent).

36.                               CORPORATE AUTHORITY.

If Tenant is a corporation or limited liability company, Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated or formed, as the case may be and validly existing under the laws of its state of incorporation or formation, (b) Tenant is qualified to do business in California, (c) Tenant has the full right, power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (d) each person signing this Lease on behalf of the corporation or company is duly and validly authorized to do so.  If Tenant is a partnership (whether a general or limited partnership), each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (i) he/she is a general partner of Tenant, (ii) he/she is duly authorized to execute and deliver this Lease on behalf of Tenant, (iii) this Lease is binding on Tenant (and each general partner of Tenant) in accordance with its terms, and (iv) each general partner of Tenant is personally liable for the obligations of Tenant under this Lease.

37.                               MISCELLANEOUS.

(a)                                 The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  Words used in masculine gender include the feminine and neuter.  If there be more than one Tenant, the obligations hereunder imposed on Tenant shall be joint and several.  Subject to the provisions hereof relating to assignment and subletting, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.  Time is of the essence of this Lease.

(b)                                 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building.  There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is based solely upon the terms of this Lease.  Notwithstanding the preparation of this Lease by Landlord or its agent, all of the provisions of this Lease have been freely negotiated by the parties hereto, and each of the parties has had the opportunity to be represented by counsel in connection with the negotiation and execution of this Lease.  Accordingly, the parties agree that there shall be no presumption or implication against either party with respect to the meaning or interpretation of this Lease, and any presumption against the drafter implied by law are hereby waived.

(c)                                  Tenant shall not use the name of the Building for any purpose other than as an address of the business to be conducted by Tenant in the Premises.  Landlord shall have the right to (i) change the name, address or title of the Development or the building in which the Premises are located upon not less than ninety (90) days prior written notice, (ii) at Tenant’s expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Landlord shall reasonably deem appropriate, and (iii) to place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Development or to post signs in the Common Areas.

(d)                                 Any provision of this Lease which shall be held invalid, void or illegal shall in no way affect, impair or invalidate any of the other provisions hereof and such other provisions shall remain in full force and effect.

(e)                                  The obstruction of Tenant’s view, air, or light by any structure erected in the vicinity of the Building, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

(f)                                   Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto on any matters whatsoever arising out of or in any way connected with this Lease.

(g)                                  Each provision of this Lease to be observed or performed by Tenant shall be deemed both a covenant and a condition.

(h)                                 Except as expressly limited by, or waived by a party to, this Lease, no right, remedy or election hereunder or at law or in equity shall be deemed exclusive but shall, wherever possible, be cumulative with all other rights, remedies or elections.

(i)                                     This Lease shall be governed by the laws of the State of California applicable to transactions to be performed wholly therein.

(j)                                    Any agreement made after the date of this Lease is ineffective to modify, waive, or terminate this Lease, in whole or in part, unless such agreement is in writing, signed by the parties to this Lease, and specifically states that such agreement modifies this Lease.

38.                               BROKER.

Tenant represents and warrants to Landlord that Tenant has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with the execution of this Lease, except for Landlord’s Broker and Tenant’s Broker.  Landlord represents and warrants to Tenant that Landlord has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with the execution of this Lease, except for Landlord’s Broker and Tenant’s Broker.  Landlord shall pay the commission due Landlord’s Broker and Tenant’s Broker pursuant to a separate agreement between Landlord and Landlord’s Broker.  Landlord and Tenant shall each indemnify, defend and hold the other harmless from and against any and all claims and damages and for any and all costs and expenses (including reasonable attorneys’ fees and costs) resulting from claims that may be asserted against the other party by any broker, agent or finder not disclosed herein.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:				TENANT:

SYCAMORE DRIVE HOLDINGS, LLC,				OMNICELL, INC.,
a California limited liability company				a Delaware corporation

By:	Nearon Mission Pointe Holdings II, LLC,
	Delaware limited liability company,			By:	/s/ Rob Seim
its sole Member
				Its:	CFO

				Date:	3-14-12
	By:	Nearon Enterprises,
a California corporation,
		its Managing Member		By:	/s/ Randall A. Lipps

		By:	/s/ David S. Christensen	Its:	CEO

		Name:	David S. Christensen	Date:	3-14-12

		Its:	Co-President & COO

EXHIBIT A

FLOOR PLAN

A
B
C
D
E
F
G
H
I
J
K
L
M
1
2
3
4
5

AREA CALCULATIONS

TENANT AREA:	46,307 SF
VACANT AREA:	43,947 SF
BLDG TOTAL AREA:	90,254 SF

AREA CALCULATION LEGEND

TENANT OCCUPIED AREA
(NO HATCH PATTERN)

VACANT AREA
(SHOWN HATCHED)

EXHIBIT B

OPERATING EXPENSES AND PROPERTY TAXES

715-735 Sycamore Drive, Milpitas

A.            The term “Operating Expenses” shall mean the aggregate of those costs and expenses paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) relating to Landlord’s obligations under this Lease with respect to the maintenance, repair, replacement and operation of the Building and the Common Areas of the Development.  Without limiting the generality of the foregoing, Operating Expenses shall include the following:

(1)           Insurance.  The term “Insurance” shall mean all insurance of any type that Landlord, in its reasonable discretion, shall deem necessary or advisable to carry, including, but not limited to, that necessary in order to protect itself, the Building, the Development, Landlord’s personal property used in connection therewith, or its interests therein, including the deductible amounts payable by Landlord under any such insurance policies, provided that the insurance carried and the related deductible shall be reasonably similar to those maintained by other commercial landlords of similar properties in the Milpitas, CA area.  Subject to the foregoing,  Landlord shall have the right, but not the obligation, to change, cancel, decrease or increase any insurance coverages in respect of the Building and/or the Development, or add additional forms of insurance as Landlord shall deem necessary or desirable (including, without limitation, earthquake, terrorism and rental value); and/or to obtain umbrella or other policies covering both the Building and other buildings in the Development.

(2)           Maintenance Costs.  The term “Maintenance Costs” shall mean all costs paid or incurred in connection with the operation, maintenance, repair and/or replacement (to the extent hereinafter expressly provided) of all Common Areas and, to the extent provided by the terms of the Lease, elements and components of the Building.  Maintenance Costs shall include, but are not limited to, the following:

(i)            Painting the exterior of the Building.

(ii)           Subject to subsection (viii) below, striping, resurfacing and repaving of the Parking Facility.

(iii)          Providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); maintenance and repair (including replacement) of Common Area lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area.

(iv)          Providing sewer facilities to and within the Building, including, without limitation, sewer facilities for rest rooms and kitchen facilities.

(v)           All expenses incurred for supplies and materials used in the operation, maintenance and repair of the Building, including, but not limited to replacement of worn out mechanical or damaged equipment (subject to subsection (viii) below).

(vi)          The cost of all maintenance and service agreements for the Building and all Common Areas, pest extermination and landscape maintenance.

(vii)         The non-capitalized cost of repairs to or maintenance of any Building systems, including HVAC equipment, utility facilities and other building service equipment, roof membrane, and the normal repair and replacement of worn-out equipment, facilities and installations.

(viii)        The amortized cost of installation and/or replacement of capital improvement items and repairs for which Landlord is obligated to maintain and repair under the terms of the Lease, including, without limitation, roof membrane, Building HVAC equipment, sewer facilities, and capital improvements for which Landlord is legally responsible and that are required under any Applicable Laws going into effect on or after the Commencement Date.  Permitted capital expenditures shall include the amortization of the cost of each such improvement or asset over its reasonable useful life at an interest rate equal to the lesser of (a) the prime rate of interest published from time to time in The Wall Street Journal or any successor publication plus two and one-half percent (2.5%) per annum or (b) the maximum legal rate of interest allowed by applicable law.  All such costs shall be amortized over the reasonable life of the capital improvement or asset, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles.

(3)           Management Fees.  The term “Management Fees” shall mean all fees (including, without limitation, salaries and fringe benefits of employees of Landlord below the level of property manager and only to the extent such employees are providing services to the Building and any third party agent engaged by Landlord), accounting costs and disbursements and other professional services associated with the operation and maintenance of the Development.  Notwithstanding anything to the contrary contained in this Lease, the Management Fee payable by Tenant for any given period shall be in the amount of three percent (3%) of the Base Rent payable by Tenant during such period.

(4)           Miscellaneous Expenses.   The term “Miscellaneous Expenses” means any and all licenses, dues, permits and other governmental charges including, without limitation, all costs and expenses resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Building, and all accounting, legal and other professional fees and expenses incurred with respect to the provision of Operating Expenses.

B.            Anything herein to the contrary notwithstanding, Operating Expenses shall not include (i) Landlord’s general corporate overhead and administrative expenses; (ii) expenses directly relating to the leasing of space in the Building (including tenant improvements, leasing commissions and advertising expenses incurred in connection with the listing of available space in the Building); (iii) legal fees and disbursements incurred in connection with the negotiation of leases, or the enforcement of leases, or any financings or refinancings relating to the Building; (iv) costs resulting from Landlord’s gross negligence or willful misconduct in the performance of its obligations under this Lease, or Landlord’s violation of applicable laws; (v) management or other fees paid to any entity controlled by, controlling or under common control with Landlord to the extent the same are substantially in excess of the industry standard for similarly situated office buildings in the general vicinity of the Building; (vi) depreciation of the Building and, except as specifically provided hereinabove, amortization; (vii) costs incurred to remedy defects in the original design or construction of the Building; (viii) the cost of repairs necessitated by a fire or other casualty to the extent of any insurance proceeds received by Landlord in connection therewith; (ix) any costs incurred in the ownership of the Premises, as opposed to the operation and maintenance of the Premises, including Landlord’s income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord’s business; preparation of income tax returns; corporation, partnership or other business form organizational expenses; franchise taxes; filing fees; or other such expenses; (x) expenses in connection with services or other benefits of a type which are not Building standard and are not generally available to all tenants of the Building; (xi) advertising and promotional expenses, brochures with respect to the Building or Development, (xii) penalties, fines, legal expenses, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord’s agents, contractors or employees, of either the payment terms and conditions of any lease or service contract covering space in the Building or Landlord’s obligations as owner of the Building (such as late payment penalties and interest on real estate taxes, late payment of utility bills); provided, that the exclusion contained in this clause shall not apply to any such penalties, fines, legal expenses, or late payment interest incurred by Landlord as a result of Tenant failing to perform its obligations under this Lease, and (xiii) costs relating to remediation of Hazardous Materials which (A) existed on or under the Premises as of the Lease Effective Date, (B) migrated onto the Premises from an offsite source (except to the extent caused by Tenant or Tenant’s agents), or (C) were brought onto the Premises by Landlord or Landlord’s agents

C.            Landlord reserves the right, in good faith and in a commercially reasonable manner, to establish classifications for the equitable allocation of Operating Expenses that are incurred for the direct benefit of specific types or categories of tenants of the Development, including, without limitation, tenants of a particular Building in the Development (“Cost Pools”).  Such Cost Pools may include, but shall not be limited to, Operating Expenses allocable to all Common Areas in the Development and Operating Expenses allocable to or utilized only by certain tenants of the Building.  Tenant acknowledges that the allocation of Operating Expenses among Cost Pools does not affect all Operating Expenses, and is limited to specific items which Landlord determines, in good faith and in a commercially reasonable manner, would be inequitable to share, in whole or in part, among tenants, generally, in the Development, or among tenants of other Cost Pools established by Landlord in the Development.

D.            As used in this Lease, “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Development or any real property or improvements that are a part thereof, or any personal property used in connection with the Development, excluding anything which is excluded from Operating Expenses above.  Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes.

E.            In addition to all rent and other charges to be paid by Tenant under the Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (ii) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, or (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.  All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Exhibit shall be deemed to be, and shall be paid as, additional rent.

EXHIBIT C

RULES AND REGULATIONS

715-735 Sycamore Drive, Milpitas

PARKING RULES

1.             Automobile parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles (including pick-up trucks with campers) herein called “Permitted Size Vehicles”.  Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles”.

2.             Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

3.             Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle.  Landlord is not responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

4.             The maintenance, washing, waxing or cleaning of vehicles in the parking structure or anywhere on the property is prohibited.

5.             Tenant shall be responsible for ensuring that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

6.             Landlord reserves the right to modify these rules and/or adopt such other reasonable and nondiscriminatory rules and regulations (which do not involve the imposition of fees) as it may deem necessary for the proper operation of the parking area.

7.             Parking herein provided is intended as a license only and no bailment is intended or shall be created hereby.

8.             Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

SUPPLEMENTAL TO LEASE

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants of this Lease.  In the event of any conflict between the terms of the body of the Lease and this Exhibit, the terms of the body of the Lease shall prevail.

C-1

EXHIBIT D

LANDLORD’S WORK

Landlord will perform, at its sole cost and expense, the work described in this Exhibit D (“Landlord’s Work”), and shall deliver the Premises to Tenant with Landlord’s Work Substantially Complete.  Landlord shall correct and complete the items on any punchlist promptly after such written notice thereof from Tenant, which notice must be delivered by Tenant to Landlord, if at all, within thirty (30) days after the first date that Landlord’s Work is Substantially Complete.  Landlord’s Work shall be the following improvements, which are more particularly described in the plans and specifications (the “Plans and Specifications”) attached hereto as Schedule 1:

1.                                      Construct a wall (“Demising Wall”) to demise the Premises from the remainder of the Building.  The Demising Wall shall be a full height wall, consisting of 6” studs, 5/8ths inch gypsum board, and insulation, and shall include a fire taped finish to match existing improvements.  The location of the Demising Wall is shown in the Plans and Specifications.

2.                                      Install an electrical meter that exclusively serves the Premises, separate/split power at the Demising Wall, and re-feed lighting, HVAC, office & warehouse power.  Power provided to the Premises shall be 800 amps, 277/480 volt, 3 phase power.

3.                                      Basic Separation of HVAC units and ducting at the Demising Wall.  HVAC units will be re-connected such that the existing lay-out is correctly serviced.  No re-feed or reducting of HVAC to Premises shall be performed.

4.                                      Cause the existing loading doors and dock levelers serving the Premises and the existing Premises Systems to be in good working condition.

To the extent reasonably practical, Landlord shall utilize Building Standard Materials in the performance of Landlord’s Work.  By its execution of the Lease, Tenant hereby authorizes Landlord to perform and commence work on Landlord’s Work through contractors selected and under the supervision and control of Landlord.  As used herein, the term “Building Standard Materials” refers to the materials maintained in stock or typically used by Landlord for use in the improvements of tenant space in the Building.

As used herein, the term “Delay” or “Delays” shall mean any delay that Landlord may encounter in the performance of Landlord’s obligations under this Exhibit D or the Lease to construct Landlord’s Work because of any act or omission of any nature by Tenant or its agents, including, without limitation, delays resulting from Tenant requested changes in or additions to the plans for Landlord’s Work as attached hereto; delays due to the failure to give authorizations or approvals required by Landlord to enable Landlord to proceed with any work beyond three (3) business days following Landlord’s request for approval; or delays due to the postponement of any Landlord Work at the request of Tenant.  Any Delay that actually causes a delay in Substantial Completion of Landlord’s Work, as reasonably determined by Landlord, shall be referred to as a “Tenant Delay”.

SCHEDULE 1TO EXHIBIT D

PLANS AND SPECIFICATIONS

ORCHARD CONSTRUCTION
PROJECT BUDGET

DATE	PROJECT	PROJECT LOCATION
2/2/12	DEMISE SPACE	715/725
Rev.0	IMPROVEMENTS	SYCAMORE, MILPITAS, CA.

COST CODE	TASK	QUOTED COST	COMMENTS
011200	PROJECT SUPERVISION		Onsite Superintendent & Project Management services
013600	AREA PROTECTION		Ceiling height curtains, floor protection for dust control
014250	TEMP TOILETS		Excluded.
017100	PROGRESSIVE CLEAN UP		Onsite laborers cleaning.
017150	JANITORS FINAL CLEAN		Construction area only Final Clean.
017250	DUMP FEES		
020800	ASBESTOS REMOVAL		Excluded.
020700	INTERIOR DEMOLITION		Minor ceiling demo for demising wall access
020770	CONCRETE SAWCUT/PATCH		Excluded.
025200	SITE CONCRETE		Excludes ADA
028450	EXTERIOR SIGNAGE		Excluded.
029000	LANDSCAPE & IRRIGATION		Excluded.
061000	ROUGH CARPENTRY		Excluded.
062200	MILLWORK/CABINETS		Excluded.
072000	INSULATION		Installed at (N) demising wall
074600	ROOF SCREEN		Excluded.
075000	MEMBRANE ROOFING		Excluded.
082000	DOORS\FRAMES\HARDWARE		Excluded.
083300	TRUCK DOORS		Install controls at (E) Individual doors on Omnicell side.
088000	GLASS/GLAZING		Excluded.
092500	METAL STUDS/DRYWALL		(N) FH demising wall, pony up (E) wall to FH
095000	ACOUSTIC CEILINGS		Ceiling restoration @ pony up (E) wall & HVAC ducting unit separation works.
096800	FLOORING		Base at (N) demising wall where occurs at office area
099000	PAINTING		Paint (N) office walls & pony walls where occurs excludes paint at demising wall.
101600	TOILET PART. & ACCESSORIES		Excluded.
105200	FIRE EXTINGUISHERS		Excluded.
125100	MINI BLINDS		Excluded.
130000	SPECIALTY CONSTRUCTION		Excluded.
153000	FIRE PROTECTION		Add/relocate drops @ demising wall Includes Engineered drawings for permit process
154000	PLUMBING		Separate gas piping/distribution at units install (N) 2" gas feeder line Includes Engineered drawings for permit process
155000	HVAC		Separate units/ducting, relocate t-stat, minor rebalance at construction area.
157550	MOVING RELOCATION		Excluded.
160000	ELECTRICAL		Separate power @ (N) demising wall, refeed/reswitch lites to correct side, refeed office area from panels on 715 side, Refeed HVAC equipment to correct side Includes Engineered drawings for permit process
167200	SECURITY/MONITORING ALARM		Excluded specifically FLS
167400	COMMUNICATION/DATA LINES		Excluded.
	SUB-TOTAL > > >		

CONFIDENTIAL NEARON-715/725Sycamore Milpitas2212 OrchCon Page 1 of 2

176000	BLUEPRINTS	
177000	SPECIAL INSPECTIONS	Excluded.
178750	HAZMAT CONSULTANT	Excluded.
179000	INSURANCE	
181000	ARCHITECTURE	CD's for Permit process
182000	STRUCTURAL ENGINEER FEES	Excluded.
183000	CIVIL ENGINEER FEES	Excluded.
185000	LANDSCAPE ARCHITECT FEES	Excluded.
192000	BUILDING PERMITS	Allowance
194000	PG&E FEES	Excluded.
196500	OTHER FEES	Excluded.
197000	PROFIT & OVERHEAD	
199000	CONTINGENCY	Excluded.
	TOTAL COST > > >	

Exclusions:

Handling or removal of any hazardous materials. Telephone or data equipment. Project Budget excludes City Plan Check requirements at this time as they are unknown. Possibility of adding ADA, Title 24, or seismic upgrades, smoke detection systems, or 1 Hour corridor system as may be required will be at an additional cost to this budget. Draftstops, CO2 controls in any rooms, wall mounted toilets/fixtures, Lighting pattern layout P.G.& E., AT & T, or any other utility or City fees. Any buried, covered, hidden or unusual conditions. Overtime work (except where agreed to by contractor). Any work not explicitly listed by cost or scope above. Excludes common area corridor or lobby 1 hour rating ANY works to ANY failing or non code complying building systems other than those as may be listed above.

ITEMS & COST AS LISTED ABOVE ARE APPROVED WITH THE AUTHORITY TO PROCEED	QUOTE RESPECTFULLY SUBMITTED BY:
BY: ______________________	BY: ______________________
PRINT: ______________________	PRINT: ______________________
TITLE: ______________________	TITLE: ______________________
DATE: ______________________	DATE: ______________________

Location of Demising wall
A
B
C
D
E
F
G
H
I
J
K
L
M
1
2
3
4
5

AREA CALCULATIONS

TENANT AREA:	46,307 SF
VACANT AREA:	43,947 SF
BLDG TOTAL AREA:	90,254 SF

AREA CALCULATION LEGEND

- TENANT OCCUPIED AREA (NO HATCH PATTERN)
- VACANT AREA (SHOWN HATCHED)

EXHIBIT E

TENANT IMPROVEMENT WORK LETTER

THIS TENANT IMPROVEMENT WORK LETTER (“Work Letter”), dated as of March     , 2012, is entered into by and between SYCAMORE DRIVE HOLDINGS, LLC, a California limited liability company (“Landlord”) and OMNICELL, INC., a Delaware corporation (“Tenant”).  On or about the date hereof, Landlord and Tenant entered into that certain Lease (together with all exhibits thereto, the “Lease”) for certain premises (the “Premises”) situated at 715-735 Sycamore Drive, Milpitas, California (the “Building”).  This Work Letter sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed by Tenant in the Premises.  All defined terms used herein shall have the meaning set forth in the Lease, unless otherwise defined in this Work Letter.

1.             Tenant Improvements.  Except as expressly provided in the Lease, Tenant acknowledges that it is leasing the Premises in their “as is” condition, and Landlord shall have no obligation to make any improvements or to perform any work in the Premises.  Except as expressly provided in the Lease, Tenant shall be responsible for performing all work required to prepare the Premises for occupancy by Tenant pursuant to the Lease, including, but not limited to, all work that may be required to make the Tenant Improvements comply with applicable law and all work that arises out of, or is necessitated by, any work described in this Work Letter.  The work that is to be performed by Tenant pursuant to this Work Letter as described in the approved Final Plans (defined below) is hereinafter referred to as the “Tenant Improvements” and shall be in substantial compliance with the improvements identified in that certain space plan (the “Space Plan”), a copy of which is attached hereto as Schedule 1, and the Final Plans (as defined below).  All of the Tenant Improvements shall be performed in a first-class manner at Tenant’s sole cost and expense.  Tenant acknowledges and agrees to use its best efforts to utilize materials of a quality, as reasonably determined by Landlord, no less than Building Standard Materials in the construction of the Tenant Improvements.  “Building Standard Materials” shall mean those materials either maintained in stock or typically used by Landlord for use in the improvements of tenant space in the Building.  Landlord shall provide Tenant with a list of Building Standard Materials within three (3) days following written request by Tenant therefor.  Tenant acknowledges and agrees that Landlord’s Work (as defined in Exhibit D to the Lease) and the Tenant Improvements constitute all of the improvements to the Premises required to enable Tenant to occupy and operate its business in the Premises.

2.             Contractor.  Tenant shall retain a contractor (“Contractor”) to perform the Tenant Improvements.  Contractor shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) and subject to the reasonable administrative construction rules of Landlord.

3.             Architect.  Tenant shall retain a licensed architect (“Architect”) for the design and preparation of plans for the Tenant Improvements, which plans shall be reasonably acceptable to both parties and subject to Landlord’s approval as set forth in Paragraph 4 below.  Architect shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed.  Architect shall be responsible for obtaining all necessary building permits and approvals and other authorizations from governmental agencies required in connection with the Tenant Improvements.  The cost of all such permits and approvals, including inspection and other building fees required to obtain the permits for the Tenant Improvements, shall be included as part of the cost of performing the Tenant Improvements (collectively, the “Tenant Improvement Costs”).  Tenant shall retain Architect’s administrative services throughout the performance of the Tenant Improvements.

4.             Final Plans.  Tenant shall cause Architect to commence preparing complete plans, specifications and working drawings which incorporate and are consistent with the Space Plan, and which show in detail the intended design, construction and finishing of all portions of the Tenant Improvements (collectively, the “Final Plans”).  Tenant shall cause Architect to deliver the Final Plans to Landlord, for Landlord’s review and approval, as promptly as possible after the Lease Effective Date.  Within ten (10) days after Landlord’s receipt of the Final Plans, Landlord shall either approve or disapprove the Final Plans, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant acknowledges that it shall be reasonable for Landlord to withhold its approval of the Final Plans if Landlord is not satisfied with any proposed modifications to the Building Systems, including, without limitation, the electrical, mechanical, plumbing, utility, life-safety or HVAC systems or if the proposed work would impact any portion of the Building outside of the Premises.  Landlord’s failure to approve or disapprove the Final Plans within such 10-day period shall be deemed to constitute Landlord’s approval of the Final Plans.  If Landlord disapproves the Final Plans in writing, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto (the “Disapproval Notice”).  Tenant shall submit to Landlord revised Final Plans within ten (10) business days after Tenant’s receipt of the Disapproval Notice.  Following Landlord’s receipt of the revised Final Plans from Tenant, Landlord shall again have the right to review and approve and/or disapprove the revised Final Plans pursuant to this Paragraph 4.  Landlord and Tenant shall continue to follow the procedures set forth in this Paragraph 4 until Landlord and Tenant reasonably approve such Final Plans in accordance with this Paragraph 4.

5.             Notices of Non-responsibility.  Prior to the commencement of performance of the Tenant Improvements at the Premises, Landlord shall have the right to post in a conspicuous location on the Premises, as well as to record with the County of Santa Clara, Notices of Non-Responsibility.

6.             Commencement and Performance of Tenant Improvements. Tenant shall adopt a construction schedule (the “Construction Schedule”) for the Tenant Improvements and shall perform the Tenant Improvements in such a way as not to unreasonably disrupt, interfere with, hinder or delay the operations of Landlord or any other tenant or occupant of the Building, provided that Tenant shall not be obligated to incur over-time charges.  Any costs incurred by Landlord as a result of any such disruption, interference, hindrance or delay of the operations of Landlord or any other tenant or occupant caused by Tenant or its contractors shall be paid by Tenant to Landlord upon demand.  Tenant and its contractors shall comply with all of the following requirements:

(a)           Construction of the Tenant Improvements shall not commence until Landlord has approved in writing, which approval shall not be unreasonably withheld, the following: (i) the Contractor and the Architect, (ii) the amount and coverage of public liability and property damage insurance carried by Contractor and any subcontractors, (iii) the Final Plans, (iv) the Construction Schedule, and (v) any other matter reasonably related to the Tenant Improvements;

(b)           The Tenant Improvements shall be performed in a good and workmanlike manner, strictly in accordance with this Work Letter, the Lease, the Final Plans, the Construction Schedule, and in conformity with a valid building permit, a copy of which shall be furnished to Landlord before such work is commenced.  The Tenant Improvements shall comply with all applicable laws, codes and ordinances of any governmental entity having jurisdiction over the Building.  Landlord shall have no responsibility for Tenant’s failure to comply with such applicable laws, and no such failure, or any delay in Tenant’s occupancy of the Premises, shall delay or postpone in any manner Tenant’s obligation to pay any rent in accordance with the Lease.  Tenant covenants and agrees that the Tenant Improvements shall be performed in a manner that does not void and/or otherwise limit the effectiveness of the warranty applicable to the roof of the Building;

(c)           Tenant or Contractor shall arrange for necessary utilities with Landlord, and shall pay such reasonable costs for such services as may be charged by Landlord, without mark-up;

(d)           Tenant shall promptly pay Landlord upon demand for any extra expense reasonably incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of inadequate cleanup by Tenant or Contractor, or its subcontractors;

(e)           Storage of Contractor’s and its subcontractor’s construction materials, tools and equipment shall be confined within the Premises, and in any other areas designated for such purposes by Landlord.  Contractor and its subcontractors shall not run pipes or conduits over or through any other tenant’s space, or outside of the Premises, except as directed by Landlord; and

(f)            Upon a minimum of twenty-four (24) hours’ prior notice to Tenant, Landlord shall have the right to inspect the Premises and the Tenant Improvements.  Tenant shall cause a representative for each of Tenant and Contractor to accompany Landlord during all such inspections.

7.             Payment for Tenant Improvements.  Tenant shall bear and pay all of the Tenant Improvement Costs.  Upon completion of the Tenant Improvements, Tenant shall notify Landlord that Tenant has completed construction and performance of the Tenant Improvements, which notice shall be accompanied by all of the following (collectively, “Tenant’s Completion Notice”): (i) copies of paid invoices and unconditional full lien waivers from Contractor and any subcontractors, showing that full payment has been received for the performance of the Tenant Improvements; (ii) a detailed break-down of final and total Tenant Improvement Costs; (iii) certification from Architect that all of the Tenant Improvements have been completed in accordance with the Final Plans; (iv) evidence reasonably satisfactory to Landlord that all legal requirements for Tenant’s occupancy of the Premises have been satisfied; (v) two (2) complete sets of as-built plans and specifications (one (1) of which shall be reproducible) describing all portions of the Tenant Improvements; and (vi) any other information reasonably requested by Landlord.

8.             Tenant Improvement Costs.  The Tenant Improvement Costs shall include all reasonable costs incurred in connection with the Tenant Improvements, including without limitation the following:

(a)           All costs of space plans and other architectural and engineering plans and specifications for the Tenant Improvements;

(b)           All costs of obtaining building permits and other necessary authorizations from the City of Milpitas;

(c)           All costs of interior design and finish schedule plans and specifications, including as-built drawings by Architect;

(d)           All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee payable to the Contractor for overhead and profit, and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Contractor in connection with construction of the Tenant Improvements; and

(e)           All fees payable to Architect and Contractor.

9.             Change Requests.  Any request by Tenant for a change in the approved Final Plans (each, a “Change”) shall be in writing and shall be accompanied by all information necessary to clearly identify and explain the proposed Change, including, without limitation, the estimated cost of such Change as well as the estimated increase in construction time caused by the Change, if any.  Landlord shall either approve or disapprove any such Change within three (3) business days after receipt of Tenant’s notice.  Upon an approval by Landlord, Tenant shall be authorized to proceed with the implementation of the requested Change. If Landlord disapproves such Change in writing, Landlord shall state in reasonable detail the revisions that Landlord requires to be made thereto.  Landlord’s failure to approve the Change within the three (3) business day period shall be deemed approval of the Change.  If Landlord disapproves a Change, Tenant shall modify the Change and resubmit to Landlord for Landlord’s approval in accordance with this Paragraph 9 until Landlord and Tenant reasonably approve the Change in accordance with this Paragraph 9.

10.          Mechanics’ Liens.  Tenant shall keep the Premises, the Building and the Development free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant arising out of or related to the Tenant Improvements, and agrees to protect, defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees incurred by Landlord in connection with any such claim or action.  In the event that there shall be recorded against the Premises or the Building or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed, bonded over or discharged by Tenant within ten (10) days of written notice from Landlord, Landlord shall have the right but not the obligation to pay and discharge said lien by bond or otherwise without regard to whether such lien shall be lawful or correct.  Any reasonable costs, including attorney’s fees incurred by Landlord in connection therewith, shall be paid by Tenant within twenty (20) days after demand by Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Work Letter as of the date first above written.

LANDLORD:			TENANT:

SYCAMORE DRIVE HOLDINGS, LLC,			OMNICELL, INC.,
a California limited liability company			a Delaware corporation

By:	Nearon Mission Pointe Holdings II, LLC,
	Delaware limited liability company,		By:
	its sole Member		Name:
Its
	By:	Nearon Enterprises,
a California corporation,
its Managing Member

By:

Name:

Its:

SCHEDULE 1 TO EXHIBIT F

SPACE PLAN

SHIPPING
RMA
MRB
RECEIVING
QA
MANUFACTURING
225
WAREHOUSE
BREAK RM
MENS
WOMENS
Movement Rm.
CONF
OFC
OPEN OFFICE
COPY
QUIET
GYM
STORAGE
SERVER RM
ELEC.
MEN'S
WOMENS
BREAK RM.
LOBBY

OPTION 6

1/8" = 1'-0" PRINT SIZE 30X42

EXHIBIT F

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease To Deed of Trust)

NOTICE:                             THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made March     , 2012 by and between SYCAMORE DRIVE HOLDINGS, LLC, a California limited liability company (“Owner”), OMNICELL, INC., a Delaware corporation (“Lessee”) and (“Lender”).

R E C I T A L S

A.            Pursuant to the terms and provisions of a lease dated March     , 2012 (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.            Owner has executed a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing (“Deed of Trust”) securing, among other things, an amended and restated promissory note (“Note”) in the principal sum of, dated, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”).  The Deed of Trust was recorded on, as Document No., in the Official Records of Santa Clara County, State of California.

C.            As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease and that the Lessee specifically and unconditionally subordinate the Lease to the lien of the Deed of Trust.

D.            Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, Owner and Lessee hereby agree for the benefit of Lender as follows:

1.                            SUBORDINATION.  Owner and Lessee hereby agree that:

1.1                      Prior Lien.  The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Deed of Trust), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2                      Subordination.  Lender would not make the Loan without this agreement to subordinate; and

1.3                      Whole Agreement.  This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4                      Use of Proceeds.  Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5                      Waiver, Relinquishment and Subordination.  Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.                            ASSIGNMENT.  Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender.

3.                            ESTOPPEL.  Lessee acknowledges and represents that:

3.1                      Lease Effective.  The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2                      No Default.  To the best of Lessee’s knowledge, as of the date hereof:  (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3                      Entire Agreement.  The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease; and

3.4                      No Prepaid Rent.  No deposits or prepayments of rent have been made in connection with the Lease, except as follows:  (if none, state “None”) $ Security Deposit.

3.5                      No Broker Liens.  Neither Lessee nor Owner has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state “None”):  Owner obligated to pay and leasing fees as per separate agreement.

4.                            ADDITIONAL AGREEMENTS.  Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:

4.1                      Modification, Termination and Cancellation.  Lessee will (i) not consent to any modification or amendment of the Lease (in whole or in part) without Lender’s prior written consent and will not make any payment to Lessor in consideration of any modification or amendment of the Lease (in whole or in part) without Lender’s prior written consent, (ii) not tender a surrender of the Lease other than pursuant to, and in accordance with, the express terms of the Lease, and (iii) notify Lender of any default by Lessor under the Lease and of any act or omission of Lessor which would give Lessee the right to cancel or terminate the Lease or to claim a partial or total eviction, promptly following Lessee becoming aware of the same.

4.2                      Notice of Default.  Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

4.3                      No Advance Rents.  Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4                      Assignment of Rents.  Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust.

5.                            ATTORNMENT.  In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Deed of Trust) as follows:

5.1                      Payment of Rent.  Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2                      Continuation of Performance.  Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to

Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

5.3                      No Offset.  Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease (except to the extent that Lessee has given to Lender written notice of, and an opportunity to cure, the underlying cause of such off-set or defense in accordance with Section 4.2 of this Agreement, and the underlying cause of such off-set or defense continues after Lender or its successor-in-interest takes possession or title to the Property), nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise (except to the extent that such sums are actually delivered by Lessor to Lender); and

5.4                      Subsequent Transfer.  If Lender, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Lender, all of such obligations shall terminate as to Lender.

6.                            NON-DISTURBANCE.  In the event of a foreclosure under the Deed of Trust, so long as there shall then exist no breach, default, or event of default on the part of Lessee beyond any applicable cure period under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender:  any option to purchase with respect to the Property; or any right of first refusal with respect to a purchase of the Property.

7.                            MISCELLANEOUS.

7.1                      Heirs, Successors, Assigns and Transferees.  The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

7.2                      Notices.  All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

“OWNER”

SYCAMORE DRIVE HOLDINGS, LLC

c/o Nearon Enterprises

500 La Gonda Way, Suite 200

Danville, CA 94526
Attn:  Tony Perino and Gregory B. Chabolla

With copy to:

Orchard Commercial

2055 Laurelwood Road, Suite 130

Santa Clara, CA 95054

“LESSEE”

OMNICELL, INC.,

735 Sycamore Drive

Milpitas, CA 95035
Attn:  General Counsel

With copy to:

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

Attn:  Anna B. Pope

“LENDER”

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

7.3                      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

7.4                      Remedies Cumulative.  All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

7.5                      Paragraph Headings.  Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

INCORPORATION.  Exhibit A attached hereto and incorporated herein by this reference.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:                       THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER”

SYCAMORE DRIVE HOLDINGS, LLC, a California limited liability company

By:	Nearon Mission Pointe Holdings II, LLC,
Delaware limited liability company,
its sole Member

By:	Nearon Enterprises,
a California corporation,
its Managing Member

By:

Name:

Its:

“LESSEE”

OMNICELL, INC., a Delaware corporation

By:
Name:
Its:

“LENDER”

By:

Its:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

EXHIBIT A

Loan No. 1000413

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement, executed by SYCAMORE DRIVE HOLDINGS, LLC, a California limited liability company, as “Owner”, OMNICELL, INC., a Delaware corporation, as “Lessee”, and, as “Lender”, dated as of March     , 2012.

All that certain real property located in the City of Milpitas, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL B AS SHOWN ON THE PARCEL MAP FILED OCTOBER 18, 1979 IN BOOK 451 OF MAPS, PAGES 49, 50 AND 51, RECORDS OF SANTA CLARA COUNTY.

PARCEL TWO:

A NONEXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS AND DRIVEWAY PURPOSES AS GRANTED IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT FOR INGRESS, EGRESS AND MAINTENANCE RECORDED JUNE 23, 1994 AS INSTRUMENT NO. 12551325, OFFICIAL RECORDS.

APN:  086-03-033

STATE OF CALIFORNIA

COUNTY OF                                    SS.

On                                                                      before me,                                                                           , personally appeared                                                                                                               , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires	.

STATE OF CALIFORNIA

COUNTY OF                                    SS.

On                                                                      before me,                                                                           , personally appeared                                                                                                               , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires	.

STATE OF CALIFORNIA

COUNTY OF                                    SS.

On                                                                      before me,                                                                           , personally appeared                                                                                                               , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires	.

EXHIBIT G

COMMENCEMENT LETTER

, 20

Re:          Lease dated March     , 2012 (“Lease”), by and between Sycamore Drive Holdings, LLC, a California limited liability company (“Landlord”), and Omnicell, Inc., a Delaware corporation (“Tenant”), with respect to 735 Sycamore Drive, Milpitas, California, 95035 (“Premises”)

Dear Tenant:

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

Commencement Date of the Lease:               , 20    ;

1 Year Anniversary:               , 20    ;

2 Year Anniversary:               , 20    ;

3 Year Anniversary:               , 20    ;

4 Year Anniversary:               , 20    ;

Expiration Date of the Lease:               , 20    .

To Tenant’s actual knowledge, Landlord’s Work is Substantially Complete, and any punchlist items that Tenant has timely notified Landlord of pursuant to the terms of the Lease, have been completed.

Terms used but not defined herein shall have the meanings given such terms in the Lease.  Please acknowledge your acceptance of possession of the Premises and agreement to the terms set forth above by signing both copies of this Commencement Letter in the space provided and returning one (1) fully executed copy of the same to my attention.

Sincerely,

SYCAMORE DRIVE HOLDINGS, LLC,
a California limited liability company

By:	Nearon Mission Pointe Holdings II, LLC,
Delaware limited liability company,
its sole Member

	By:	Nearon Enterprises,
a California corporation,
its Managing Member

By:

Name:

Its:

G-1

AGREED AND ACCEPTED:

a

By:
Name:
Its:

G-2

EXHIBIT H

POSSESSION CONFIRMATION LETTER

, 20

Re:          Lease dated March     , 2012 (“Lease”), by and between Sycamore Drive Holdings, LLC, a California limited liability company (“Landlord”), and Omnicell, Inc., a California limited liability company (“Tenant”), with respect to 735 Sycamore Drive, Milpitas, California, 95035 (“Premises”)

Dear Tenant:

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

Possession Date of the Lease:               , 20    ;

To Tenant’s actual knowledge, Landlord’s Work is Substantially Complete.

Terms used but not defined herein shall have the meanings given such terms in the Lease.  Please acknowledge your acceptance of possession of the Premises and agreement to the terms set forth above by signing both copies of this Possession Confirmation Letter in the space provided and returning one (1) fully executed copy of the same to my attention.

Sincerely,

SYCAMORE DRIVE HOLDINGS, LLC,
a California limited liability company

By:	Nearon Mission Pointe Holdings II, LLC,
Delaware limited liability company,
its sole Member

	By:	Nearon Enterprises,
a California corporation,
its Managing Member

By:
Name:
Its:

AGREED AND ACCEPTED:

a

By:
Name:
Its:

H-1

RIDER NO. 1 TO LEASE

715-735 SYCAMORE DRIVE

This Rider No. 1 to Lease is attached to and incorporated by reference into that certain Lease, dated March     , 2012, entered into by and between SYCAMORE DRIVE HOLDINGS, LLC, a California limited liability company, as Landlord, and OMNICELL, INC., a Delaware corporation, as Tenant (the “Lease”).  Landlord and Tenant hereby amend and supplement the Lease as hereinafter set forth.  In the event of any conflict or inconsistency between the Lease and this Addendum, the terms of this Addendum shall control and prevail.  Capitalized terms used herein and not otherwise defined shall have the meaning given said terms in the Lease.

39.          EXTENSION OPTION.

(a)           Tenant shall have the right to extend the Term of this Lease (the “Extension Option”), for one (1),  five (5)-year period (the “Extension Term”) if Tenant (i) gives Landlord written notice of such election (the “Option Notice”) not earlier than nine (9) months, and not later than six (6) months, before the expiration of the Term of this Lease; (ii) is not in default under any provision of this Lease on the date of giving the Option Notice; and (iii) is not in default of any provision of this Lease on the date of the expiration of the then current Term of this Lease.  The foregoing conditions are for the sole benefit of Landlord, and Landlord, alone, shall have the right in its sole and absolute discretion to insist on strict observance with the foregoing conditions or to waive any of the foregoing conditions.  All of the terms and conditions of this Lease shall apply during the Extension Term (other than the further right to extend the Term, and any obligation of Landlord to construct Landlord’s Work provided in this Lease, which shall be inapplicable).  The Base Rent for the Extension Term shall equal one hundred percent (100%) of the fair market rental value of the Premises as of the Expiration Date for the occupancy of the Premises for the permitted use under this Lease (“Market Rent”), but in no event less than the then current Base Rent being paid under this Lease.

(b)           The determination of Market Rent shall be made as follows:  Within thirty (30) days after receipt of Tenant’s Option Notice, Landlord shall advise Tenant of Landlord’s determination of the applicable Base Rent for the Premises for the Extension Term.  Landlord’s determination of Market Rent shall be no less than the then current Base Rent and shall reflect Landlord’s determination of the then prevailing rent structure for comparable leases, so that if, for example, at the time Market Rent is being determined the prevailing rent structure for comparable space and for comparable lease terms includes periodic rent adjustments, Market Rent shall reflect such rent structure.  Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of the Extension Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”).  If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen (15) day period, Tenant’s Extension Option shall be null and void and of no further force and effect.  If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into an amendment to the Lease confirming the terms of the Base Rent as determined by Landlord.  If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Market Rent for the Premises during the Extension Term.  Upon agreement, Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into an amendment to the Lease in accordance with the terms and conditions hereof.

(c)           If Landlord and Tenant are unable to agree upon Market Rent for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice (the “Arbitration Date”), Market Rent shall be determined as follows:  Within ten (10) days after the Arbitration Date each party, at its own cost and by giving written notice to the other party, shall appoint a licensed real estate appraiser who is a member of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers, and has at least ten (10) years’ full-time commercial appraisal experience in the San Francisco Bay Area industrial leasing market, to appraise and determine Market Rent.  If, in the time provided, only one (1) party shall give notice of appointment of an appraiser, the single appraiser appointed shall determine the Market Rent.  If two (2) appraisers are appointed by the parties, the two (2) appraisers shall independently, and without consultation, prepare a written appraisal of the Market Rent within ten (10) days.  Each appraiser shall seal its respective appraisal after completion.  After both appraisals are

Rider-1

completed, the resulting estimates of Market Rent shall be opened simultaneously and compared.  If, in the time provided, only one (1) appraiser shall submit a written appraisal of Market Rent, the Market Rent shall be the Market Rent determined by said single appraiser.

(d)           If the values of the appraisals differ, and the parties do not otherwise then agree as to the determination of Market Rent, the two (2) appraisers shall designate a third appraiser, who shall be a licensed real estate appraiser and a member of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers, with at least ten (10) years’ experience in appraising fair market rental values in commercial industrial buildings in the San Francisco Bay Area industrial leasing market.  If the two (2) appraisers have not agreed on the third appraiser after ten (10) days, then either Landlord or Tenant, by giving ten (10) days written notice to the other party, may apply to the then presiding judge of the Superior Court of Santa Clara County for the selection of a third appraiser who meets the qualifications set forth in this subparagraph (d).  The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.  The third appraiser shall make an appraisal of the Market Rent within thirty (30) days after selection and without consultation with the first two (2) appraisers, and shall select the Market Rent of one of the two (2) appraisers that the third appraiser determines is closest, on a dollar basis, to the Market Rent determined by the third appraiser.  The third appraiser shall have no right to determine, modify or impose Market Rent other than as provided above.  Each party may submit written material to the third appraiser, with a copy to the other party, on the issue of Market Rent.

(e)           If the determination of the Market Rent is delayed beyond the commencement of the Extension Term, Tenant shall pay Base Rent based on Landlord’s determination of Market Rent until the final determination of Market Rent hereunder.  Following the final determination of Market Rent, if Market Rent is determined to be other than as designated by Landlord, there shall be an adjustment made to the Base Rent payment then due for the difference between the amount of Base Rent Tenant has paid to Landlord since the Extension Term commencement and the amount that Tenant would have paid if the Base Rent as adjusted pursuant to this subsection had been in effect as of the Extension Term commencement.

(f)            Each party shall pay the fees and expenses of its own appraiser, and if a third appraiser is selected or necessary, the party whose Market Rent determination is not chosen shall pay one hundred percent (100%) of the fees and expenses of the third appraiser.

(g)           The appraisers shall determine the Market Rent using the “market comparison approach,” with the relevant market being that for renewal tenants occupying similar space in the Milpitas market as of the Extension Term commencement, taking into consideration location, condition and the value of the improvements made by Landlord or which would be owned by Landlord at the expiration of the Lease, as compared to that of the comparison space.  Market Rent shall also reflect the then prevailing rent structure for comparable industrial leases, so that if, for example, at the time Market Rent is being determined the prevailing rent structure for comparable space and for comparable lease terms includes periodic rent adjustments, Market Rent shall reflect such rent structure.  The appraisers shall determine the Market Rent in accordance with the terms of the Lease, and shall not act as advocates for either Landlord or Tenant.

(h)           The appraisers shall have no power to modify the provisions of this Paragraph 39, and their sole function shall be to determine the Market Rent in accordance herewith.

(i)            The foregoing Extension Option is personal to the named Tenant and any assignee of a Permitted Transfer under this Lease, and shall not inure to the benefit of any other assignee or subtenant.  The Extension Option shall be void and of no further effect if at any time the named Tenant under this Lease assigns this Lease (other than in connection with a Permitted Transfer) or subleases the Premises for the remainder of the Term.

Rider-2

IN WITNESS WHEREOF, the parties have executed this Rider as of the date first set forth above.

LANDLORD:			TENANT:

SYCAMORE DRIVE HOLDINGS, LLC,			OMNICELL, INC.,
a California limited liability company			a Delaware corporation

By:	Nearon Mission Pointe Holdings II, LLC,
	Delaware limited liability company,		By:
	its sole Member		Name:
Its
	By:	Nearon Enterprises,
a California corporation,
its Managing Member

By:

Name:

Its:

Rider-3